UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐ Soliciting Material Pursuant to §240.14a-12
GenCorp Inc.

(Name of Registrant as Specified In Its Charter)

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P.O. Box 537012 Sacramento, CA 95853-7012

February [  ], 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of GenCorp Inc., which will be held on March 24, 2010 at 9:00 a.m. Eastern time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement. Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Accordingly, we ask that you please complete, sign, date and return the enclosed proxy card at your earliest convenience.

On behalf of the Board of Directors and the management of GenCorp Inc., I extend our appreciation for your continued support.

Very truly yours,

/s/  James R. Henderson
JAMES R. HENDERSON
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
ORGANIZATION & COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
2009 GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END
2009 OPTION/SARs EXERCISES AND STOCK VESTED
2009 PENSION BENEFITS
2009 NON-QUALIFIED DEFERRED COMPENSATION
PROPOSAL 2 APPROVAL TO AMEND THE COMPANY’S CHARTER TO RESTRICT CERTAIN TRANSFERS OF COMMON STOCK TO PRESERVE THE VALUE OF CERTAIN TAX ASSETS ASSOCIATED WITH NET LOSS CARRYFORWARDS UNDER SECTION 382 OF THE INTERNAL REVENUE CODE
PROPOSAL 3 APPROVAL OF AN AMENDMENT OF THE GENCORP 2009 EQUITY AND PERFORMANCE INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED AND RESERVED FOR ISSUANCE THEREUNDER
PROPOSAL 4 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

P.O. Box 537012 Sacramento, CA 95853-7012

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	9:00 a.m. Eastern time on Wednesday, March 24, 2010

PLACE:	The offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower 65 East 55th Street New York, New York

ITEMS OF BUSINESS:	1. To elect eight directors to our Board of Directors to serve until the 2011 annual meeting of shareholders and until their respective successors have been duly elected and qualified;

2.  To amend the Company’s Amended Articles of Incorporation to restrict transfers of the Company’s common stock to preserve the value of certain tax assets associated with net operating loss carryforwards under Section 382 of the Internal Revenue Code;

3. To approve an amendment to the GenCorp 2009 Equity and Performance Incentive Plan to increase the number of shares authorized and reserved for issuance thereunder by 1,000,000 shares;

4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending November 30, 2010; and

5. To consider and act on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

RECORD DATE:	This Notice of Annual Meeting and Proxy Statement and the enclosed proxy card are first being sent on or about February [ ], 2010 to each holder of record of GenCorp common stock, par value $0.10 per share, at the close of business (5:00 p.m. Eastern time) on January 29, 2010 (the “Record Date”). You are entitled to vote at the 2010 annual meeting of shareholders (the “Annual Meeting”) if you were a shareholder of record at the close of business on the Record Date.

ANNUAL MEETING ADMISSION:	In addition to a form of personal photo identification, you must bring evidence of your ownership of GenCorp common stock (which, if you are a beneficial holder, can be obtained from your bank, broker or other record holder of your shares) in order to be admitted.

PROXY VOTING:	It is important that your shares be represented and voted at the meeting. You may vote your shares by voting in person at the meeting, by completing and returning the enclosed proxy card, by Internet or by telephone. See details under the heading “How do I vote?”

INSPECTION OF LIST OF SHAREHOLDERS OF RECORD:	A list of the shareholders of record as of the Record Date will be available for inspection at the Annual Meeting.

By Order of the Board of Directors,

/s/  KATHLEEN E. REDD
Vice President,
Chief Financial Officer
and Secretary

P.O. Box 537012 Sacramento, CA 95853-7012

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On March 24, 2010

GENERAL INFORMATION

The Board of Directors (the “Board”) of GenCorp Inc., an Ohio corporation (“GenCorp” or the “Company”) solicits the enclosed proxy for use at the Company’s 2010 annual meeting of shareholders (the “Annual Meeting”) to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York on March 24, 2010 at 9:00 a.m. Eastern time.

FREQUENTLY ASKED QUESTIONS

WHY DID I RECEIVE THIS PROXY STATEMENT?

The Board is soliciting your proxy to vote at the Annual Meeting because you were a shareholder of the Company’s common stock, par value $0.10 per share (“Common Stock”), at the close of business (5:00 p.m. Eastern time) on January 29, 2010, (the “Record Date”) and therefore you are entitled to vote at the Annual Meeting. This Proxy Statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about the Company’s directors (“Directors”) and executive officers. This Proxy Statement and the accompanying proxy card are being made available to shareholders beginning on or about February [  ], 2010.

WHAT AM I VOTING ON?

You are voting on the following items of business at the Annual Meeting:

•	The election of eight directors to our Board (the Board’s nominees are: Thomas A. Corcoran; James R. Henderson; Warren G. Lichtenstein; David A. Lorber; James H. Perry; Scott J. Seymour; Martin Turchin; and Robert C. Woods ) to serve until the 2011 annual meeting of shareholders and until their respective successors have been duly elected and qualified (“Proposal 1”);

•	To amend the Company’s Amended Articles of Incorporation (the “Charter”) to restrict transfers of the Company’s Common Stock to preserve the value of certain tax assets associated with net operating loss carryforwards under Section 382 of the Internal Revenue Code ( “Proposal 2”);

•	To approve an amendment to the GenCorp 2009 Equity and Performance Incentive Plan (the “2009 Incentive Plan”) to increase the number of shares authorized and reserved for issuance thereunder by 1,000,000 shares (“Proposal 3”);

•	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending November 30, 2010 (“Proposal 4”); and

•	Any other matter that may properly be brought before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

Shareholders of record as of the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD?

The Board recommends that you vote your shares “FOR” each of the Board’s eight nominees standing for election to the Board, “FOR” the approval to amend the Company’s Charter to restrict transfers of the Company’s Common Stock to preserve the value of certain tax assets associated with net operating loss carryforwards under Section 382 of the Internal Revenue Code, “FOR” the approval of an amendment to the 2009 Incentive Plan to increase the number of shares authorized and reserved for issuance thereunder by 1,000,000 shares, and “FOR” the ratification of PwC as the Company’s independent registered public accounting firm .

HOW DO I VOTE?

It is important that your shares are represented at the Annual Meeting whether or not you attend the meeting in person. To make sure that your shares are represented, we urge you to vote as soon as possible.

SHARES HELD IN THE GENCORP RETIREMENT SAVINGS PLAN

Please follow the voting instructions provided by Fidelity Management Trust Company, (the “Trustee”). You may sign, date and return a voting instruction card to the Trustee or submit voting instructions by telephone or the Internet. If you provide voting instructions by mail, telephone, or the Internet, the Trustee will vote your shares as you have directed (or not vote your shares, if that is your direction). If you do not provide voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received voting instructions. You must submit voting instructions to the Trustee by no later than March [  ], 2010 at 11:59 p.m. Eastern time in order for your shares to be voted as you have directed by the Trustee at the Annual Meeting. Plan participants may not vote their Plan shares in person at the Annual Meeting.

SHARES HELD BY YOU, YOUR BROKER, BANK OR OTHER HOLDER OF RECORD

You may vote in several different ways:

In person at the Annual Meeting

You may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proxy properly designating that person. If you are the beneficial owner of shares held in “street name,” you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

By telephone

You may vote by calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded.

By Internet

You may vote by going to the Internet web site indicated on your proxy card. Confirmation that your voting instructions have been properly recorded will be provided.

By mail

You may vote by completing, signing, dating and returning a proxy card.

Telephone and Internet voting for shareholders of record will be available until 11:59 p.m. Eastern time on March 23, 2010.

If your shares are held in a brokerage account in your broker’s name, please follow the voting directions provided by your broker or nominee. You may sign, date and return a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone, or Internet, your broker or nominee will vote your shares as you have directed.

If you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction card. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

MAY I ATTEND THE MEETING?

All shareholders and properly appointed proxy holders may attend the Annual Meeting. Shareholders who plan to attend must present valid photo identification. If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the Record Date, or a legal proxy from your broker or nominee. A legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the Annual Meeting. Shareholders of record will be verified against an official list available at the Annual Meeting. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with GenCorp’s transfer agent, BNY Mellon Shareowner Services, you are considered a “shareholder of record” or a “registered shareholder” of those shares. The Proxy Statement, Annual Report and proxy card have been made available directly to shareholders of record by the Company. If your shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian, you are considered the “beneficial owner” of those shares, which are held in “street name.” The proxy materials will be forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record.

As the beneficial owner, you have the right to direct your broker, bank, trustee or other holder of record as to how to vote your shares by following its instructions for voting. However, since you are not a shareholder of record, you may only vote your shares at the Annual Meeting if you bring a legal proxy from your broker, bank or nominee. Your broker, bank or nominee will enclose a voting instruction card to use in directing the broker, bank or other nominee on how to vote your shares.

WHAT ARE BROKER NON-VOTES AND HOW ARE THEY COUNTED?

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange (“NYSE”). On non-routine matters such as Proposal Nos. 1, 2 and 3, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on a voting matter. For these reasons, please promptly vote by telephone, or Internet, or sign, date and return the voting instruction card your broker or nominee has enclosed, in accordance with the instructions on the card.

MAY I CHANGE MY VOTE?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Returning a later-dated, signed proxy card;

•	Sending written notice of revocation to the Company, c/o the Secretary;

•	Submitting a new, proper proxy by telephone, Internet or paper ballot, after the date of the earlier voted proxy; or

•	Attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Directors are elected by a plurality of the votes cast at the Annual Meeting. Votes cast for a nominee will be counted in favor of election. Abstentions and broker non-votes will not count either in favor of, or against, election of a nominee. Proxies cannot be voted for a greater number of persons than the number of Directors set by the Board for election. The affirmative vote of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to approve Proposal 2, the amendment to the Charter. Broker non-votes and abstentions will be counted for purposes of determining whether there is a quorum and will have the same effect as a vote against Proposal 2. Proposal 3, the amendment to the 2009 Incentive Plan, and Proposal 4, the ratification of the appointment of the Company’s independent auditors, will require the affirmative vote of a majority of all of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal 3 and Proposal 4.

DO SHAREHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?

No. Shareholders do not have cumulative voting rights with respect to the election of Directors.

WHAT CONSTITUTES A QUORUM?

As of the Record Date, 58,782,480 shares of Common Stock were outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter will be included at the Annual Meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon will be included at the Annual Meeting for quorum purposes.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card to vote by telephone or Internet.

WHAT IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER?

If you share an address with another shareholder, you may receive only one set of proxy materials (including this Proxy Statement and the Company’s 2009 Annual Report on Form 10-K) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us at the address set forth below. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may contact us at the below address to request delivery of a single copy of these materials.

WHAT IS THE COMPANY’S INTERNET ADDRESS?

The Company’s Internet address is www.GenCorp.com. You can access this Proxy Statement and the Company’s 2009 Annual Report on Form 10-K at this Internet address. The Company’s filings with the SEC are available free of charge via a link from this address. A copy of the Company’s 2009 Annual Report on Form 10-K is also available in print to any shareholder or other interested person who requests it by writing to Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742).

WILL ANY OTHER MATTERS BE VOTED ON?

As of the date of this Proxy Statement, our management knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of the shareholders, validly executed proxies in the enclosed form will be voted in accordance with the recommendation of the Board.

WHO IS SOLICITING PROXIES UNDER THIS PROXY STATEMENT?

The proxies being solicited hereby are being solicited by our Board. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

ARE THERE DISSENTER’S OR APPRAISAL RIGHTS?

The Company’s shareholders are not entitled to dissenter’s or appraisal rights under Ohio law in connection with any of the Proposals.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Amended Code of Regulations provides for a Board of not less than eight or more than seventeen Directors, and authorizes the Board to determine from time to time the number of Directors within that range that will constitute the Board by the affirmative vote of a majority of the members then in office. The Board has fixed the number of Directors to be elected at the Annual Meeting at eight.

The Board has proposed the following nominees for election as Directors at the Annual Meeting: Thomas A. Corcoran; James R. Henderson; Warren G. Lichtenstein; David A. Lorber; James H. Perry; Scott J. Seymour; Martin Turchin; and Robert C. Woods. Each nominee elected as a Director will continue in office until the next annual meeting of shareholders at which his successor has been elected, or until his resignation, removal from office, or death, whichever is earlier.

Each nominee is currently serving as a Director and each has consented to serve for the new term. On January 5, 2010, the Board unanimously authorized an increase in the size of the Board from seven to eight members. Effective January 6, 2010, the Board elected Mr. Seymour to serve as a Director to fill the vacancy created by the increase in the size of the Board. With the exception of Mr. Seymour, all nominees have previously been elected as Directors by the Company’s shareholders.

The Board recommends a vote FOR the election of these nominees as Directors.

Set forth below are the names and ages of the nominees for Directors and their principal occupations at present and for the past five years. There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected. No family relationships exist between any Directors or executive officers, as such term is defined in Item 402 of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The information concerning the nominees set forth below is given as of December 31, 2009.

THOMAS A. CORCORAN
Director since 2008

Mr. Corcoran has been a Senior Advisor of The Carlyle Group, a private equity investment firm, and the President of Corcoran Enterprises, LLC, a management consulting company, since 2001. Previously Mr. Corcoran was also the President and Chief Executive Officer (“CEO”) of Gemini Air Cargo, Inc., a cargo airline owned by The Carlyle Group, from 2001 to 2004. Prior to that, Mr. Corcoran was President and CEO of Allegheny Teledyne Incorporated, a specialty metals producer from 1999 to 2000. Prior to that, Mr. Corcoran was President and Chief Operating Officer (“COO”) of Lockheed Martin’s Electronics and Space Sectors from 1993 to 1999. Mr. Corcoran began his career in 1967 at General Electric Company in various positions. In 1990, Mr. Corcoran was elected a corporate officer and rose to the number two position in G.E. Aerospace as Vice President and General Manager of G.E. Aerospace Operations. Mr. Corcoran is a director with three U.S. listed public companies; L-3 Communications Holdings, Inc. (Chairman of the Board and Audit Committee member), REMEC, Inc. and LaBarge, Inc. (Audit Committee member). Mr. Corcoran is also a director with Aer Lingus, Ltd. based in Dublin, Ireland and Serco, Ltd. based in Surry, UK. Mr. Corcoran serves as a director of American Ireland Fund, on the board of trustees of Stevens Institute of Technology and is a trustee emeritus at Worcester Polytechnic Institute. Mr. Corcoran currently serves as a member of the Organization & Compensation Committee. Age 65.

JAMES R. HENDERSON
Director since 2008

Mr. Henderson is a Managing Director and operating partner of Steel Partners LLC, a global management firm (“Steel Partners”), which is the manager of Steel Partners Holdings L.P., a global diversified holding company that engages or has interests in a variety of operating businesses through its subsidiary companies (“SPH”). He has been associated with Steel Partners and its affiliates since August 1999. He has been the Chairman of the Board of Point Blank Solutions, Inc., a designer and manufacturer of protective body armor, since August 2008, CEO since September 2009 and was Acting CEO from April 2009 to August 2009. Mr. Henderson was an Executive Vice President of SP Acquisition Holdings, Inc., a company formed for the purpose of acquiring one or more businesses or assets (“SP Acquisition”), from February 2007 until October 2009. Mr. Henderson has been a director of Del Global Technologies Corp., a designer, manufacturer, and marketer of medical imaging and diagnostic systems and power conversion subsystems and components, since November 2003. He has been a director of BNS Holding, Inc., a holding company that owns the majority of Collins Industries, Inc., a manufacturer of school buses, ambulances and terminal trucks, since June 2004. Mr. Henderson has been a director of SL Industries, Inc., a designer, manufacturer, and marketer of power electronics, motion control, power protection, and specialized communication equipment (“SL Industries”), since January 2002. He was a director of Angelica Corporation, a provider of healthcare linen management services, from August 2006 to August 2008. Mr. Henderson was a director and CEO of the predecessor entity of SPH from June 2005 to April 2008, President and COO from November 2003 to April 2008, and was the Vice President of Operations from September 2000 to December 2003. He was also the CEO of WebBank, a wholly-owned subsidiary of SPH, from November 2004 to May 2005. He was a director of ECC International Corp., a manufacturer and marketer of computer controlled simulators for training personnel to perform maintenance and operation procedures on military weapons, from December 1999 to September 2003 and was acting CEO from July 2002 to March 2003. Mr. Henderson has been the President of Gateway Industries, Inc., a provider of database development and web site design and development services, since December 2001. From January 2001 to August 2001, he was President of MDM Technologies, Inc., a direct mail and marketing company. Mr. Henderson currently serves as Chairman of the Board and Chairman of the Corporate Governance & Nominating Committee. Age 52.

WARREN G. LICHTENSTEIN
Director since 2008

Mr. Lichtenstein is the Chairman and CEO of Steel Partners. Mr. Lichtenstein has been associated with Steel Partners and its affiliates since 1990. He currently serves as the Chairman and CEO of SPH. Mr. Lichtenstein is a Co-Founder of Steel Partners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access I LP, a private equity partnership investing in China. He also co-founded Steel Partners II, L.P. (“SPII”) in 1993, a private investment partnership which is now a wholly-owned subsidiary of SPH. Mr. Lichtenstein was the Chairman of the Board, President and CEO of SP Acquisition from February 2007 to October 2009. Mr. Lichtenstein was a director (formerly Chairman of the Board) of SL Industries from January 2002 to May 2008 and served as CEO from February 2002 to August 2005. Mr. Lichtenstein has served as Chairman of the Board of WHX Corporation, a diversified industrial products manufacturing company, since July 2005. He served as a director of KT&G Corporation, South Korea’s largest tobacco company, from March 2006 to March 2008. He was a director (formerly Chairman of the Board) of United Industrial Corporation, a company principally focused on the design, production and support of defense systems, which was acquired by Textron Inc., from May 2001 to November 2007. He served as a director of the predecessor entity of SPH from 1996 to June 2005, as Chairman and CEO from December 1997 to June 2005 and as President from December 1997 to December 2003. Mr. Lichtenstein currently serves as a member of the Organization & Compensation Committee. Age 44.

DAVID A. LORBER
Director since 2006

Mr. Lorber is a Co-Founder and Portfolio Manager for FrontFour Capital Group LLC, a hedge fund since 2007. Previously, Mr. Lorber was a Senior Investment Analyst at Pirate Capital LLC, a hedge fund from 2003 to 2006. Prior to that, Mr. Lorber was an Analyst at Vantis Capital Management LLC, a money management firm and hedge fund from 2001 to 2003 and an Associate at Cushman & Wakefield, Inc. Mr. Lorber also serves as a Director of Fisher Communications Inc. and Huntingdon Real Estate Investment Trust. Mr. Lorber currently serves as Chairman of the Organization & Compensation Committee and as a member of the Audit Committee. Age 31.

JAMES H. PERRY
Director since 2008

Mr. Perry has been a self employed financial consultant since 2008. Previously, Mr. Perry served as Vice President of United Industrial Corporation, who through its wholly-owned subsidiary AAI Corporation designs, produces and supports aerospace and defense systems, from 1998 to 2007, as Chief Financial Officer (“CFO”) from 1995 to 2007, as Treasurer from 1994 to 2005, and as Controller from 2005 to 2007. Mr. Perry served as CFO of AAI Corporation from 2000 to 2007, as Treasurer from 2000 to 2005, and as Vice President from 1997 to 2007. Mr. Perry held various positions in the Assurance practice of Ernst & Young LLP, a global leader in assurance, tax, transaction and advisory services, from 1987 to 1994. Mr. Perry currently serves as Chairman of the Audit Committee and as a member of the Organization & Compensation Committee. Age 48.

SCOTT J. SEYMOUR
Director since January 2010

Mr. Seymour joined the Company on January 6, 2010, as President and Chief Executive Officer of the Company and was appointed President of Aerojet-General Corporation (“Aerojet”) on January 26, 2010. Mr. Seymour has served as a consultant to Northrop Grumman Corporation, a global defense and technology company (“Northrop”), since March 2008. Mr. Seymour joined Northrop in 1983. Prior to becoming a consultant in March 2008, Mr. Seymour most recently served as Corporate Vice President and President of Integrated Systems Sector of Northrop from 2002 until March 2008. Mr. Seymour also served as Vice President, Air Combat Systems, Vice President and B-2 Program Manager and Vice President, Palmdale Operations, of Northrop, from 1998 to 2001, 1996 to 1998 and 1993 to 1996, respectively. Prior to joining Northrop, Mr. Seymour was involved in the manufacture and flight-testing of F-14A, EF-111A and F/A-18A aircraft for each of Grumman Aerospace Corporation and McDonnell Aircraft Company. Mr. Seymour is a member of the National Museum United States Air Force Board of Managers and the Board of the Air Warrior Courage Foundation. He is also a member of the Florida Institute of Technology Board of Trustees. Age 59.

MARTIN TURCHIN
Director since 2008

Mr. Turchin is a Vice-Chairman of CB Richard Ellis, the world’s largest real estate services company, a position he has held since 2003. Previously, Mr. Turchin served as a Vice-Chairman of a subsidiary of Insignia Financial Group, a real estate brokerage, consulting and management firm from 1996 to 2003. Prior to that, Mr. Turchin was a principal and Vice-Chairman of Edward S. Gordon Company, a real estate brokerage, consulting and management firm from 1985 to 1996. Mr. Turchin has been a director of Boston Properties, a real estate investment trust, for more than ten years. Mr. Turchin held various positions with Kenneth E. Laub & Company, Inc., a real estate company, where he was involved in real estate acquisition, financing, leasing and consulting from 1971 to 1985. Mr. Turchin also serves as a trustee for the Turchin Family Charitable Foundation. Mr. Turchin currently serves as a member of the Audit Committee and as a member of the Corporate Governance & Nominating Committee. Age 68.

ROBERT C. WOODS
Director since 2006

Mr. Woods has been an Investment Banker at Cornerstone Capital Advisors (“Cornerstone”), a real estate investment bank, since 1987. Mr. Woods has also been a real estate developer for Palladian Partners (“Palladian”), a real estate development company since 1983. At both Cornerstone and Palladian, Mr. Woods’ experience includes developing and financing master planned communities. Previously, Mr. Woods was the Vice President of Development for the Cullen Center in Houston, Texas from 1982 to 1983, a Project Manager and Vice President of Development for Hines Interests LLC, a real estate development company from 1980 to 1983, a Project Manager for Trammell Crow, a real estate development company from 1979 to 1980. Mr. Woods was also a consulting professor of real estate finance at Stanford University from 2000 to 2005. Mr. Woods is a Chartered Financial Analyst. Mr. Woods currently serves as a member of the Audit Committee and as a member of the Corporate Governance & Nominating Committee. Age 57.

Our Board unanimously recommends that shareholders vote FOR each of these nominees as Directors by executing and returning the proxy card or voting by one of the other ways indicated thereon. Proxies solicited by the Board will be so voted unless shareholders specify otherwise.

Voting for Directors

The Company has no provision for cumulative voting in the election of Directors. Therefore, holders of Common Stock are entitled to cast one vote for each share held on the Record Date for each of the candidates for election. Directors are elected by a plurality of the votes cast at the Annual Meeting; however, the Board has adopted a majority vote policy. Pursuant to such policy, in an uncontested election, any nominee for Director who receives a greater number of votes “withheld” for his election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his resignation after such election for consideration by the Corporate Governance & Nominating Committee (the “Corporate Governance Committee”). In determining its recommendation to the Board, the Corporate Governance Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons why shareholders “withheld” votes for election from such Director (if ascertainable), the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company, whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of the Company and our shareholders. Within 90 days thereafter, the Board, taking into account the recommendation of the Corporate Governance Committee and such additional information and factors that the Board believes to be relevant, must determine whether to accept or reject the resignation. The Director that tendered the resignation shall not participate in the consideration or determination of whether to accept such resignation. The Board shall disclose by press release its decision to accept or reject the resignation and, if applicable, the reasons for rejecting the resignation. If a majority of the Corporate Governance Committee members receive a Majority Withheld Vote at the same election, then the independent Directors who did not receive a Majority Withheld Vote will appoint a committee of independent Directors to consider the resignation offers and recommend to the Board whether to accept or reject them.

Votes cast for a nominee will be counted in favor of election. Abstentions and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the Board’s nominees, unless authorization to do so is withheld. Proxies cannot be voted for a greater number of persons than the number of Directors set by the Board for election. If, prior to the Annual Meeting, a nominee becomes unable to serve as a Director for any reason, the proxy holders reserve the right to substitute another person of their choice in such nominee’s place and stead. It is not anticipated that any nominee will be unavailable for election at the Annual Meeting.

Retirement Policy

Under the Board’s retirement policy, a Director’s term of office normally expires at the annual meeting of shareholders following his 70th birthday. The Board’s retirement policy also provides that the Board may waive immediate compliance with the policy and request that a Director postpone his retirement until a subsequent date.

Meetings of the Board

The Board held 12 meetings during fiscal year 2009. All of the Directors who served during fiscal year 2009 attended at least 75% of the regularly scheduled and special meetings of the Board and Board committees on which they served and to which they were invited in fiscal year 2009. All of the Board’s nominees for election at the Annual Meeting are expected to attend the Annual Meeting. All but one of the Directors nominated for election at the 2009 annual meeting of shareholders were present at such meeting.

Meetings of Non-Employee Directors

Non-employee Directors meet in executive session as part of each regularly scheduled Board meeting. In 2009, the Chairman of the Board, presided at all such executive sessions. In the event of the Chairman’s absence, a non-employee Director would have been chosen on a rotating basis.

Determination of Independence of Directors

The Board has determined that to be considered independent, a Director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a Director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders. In making its assessment of independence, the Board considers any and all material relationships not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has or has had an affiliation, or those relationships which may be material, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board also considers whether a Director was an employee of the Company within the last five years. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent” Director, including those set forth in pertinent listing standards of the NYSE as in effect from time to time. The NYSE’s listing standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the company, or its subsidiaries or affiliates, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company or its subsidiaries or affiliates. In accordance with the NYSE listing standards, the Board has affirmatively determined that each of the Board’s nominees, other than Mr. Seymour, have no material relationships with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

Additionally, each of the Board’s nominees, other than Mr. Seymour, has been determined to be “independent” under the following NYSE listing standards, which provide that a director is not independent if:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

•	the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(a) the director is a current partner or employee of a firm that is the Company’s internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Board Committees

The Board maintains three standing committees: Audit Committee; Corporate Governance & Nominating Committee; and the Organization & Compensation Committee (“Compensation Committee”). In addition, a CEO Search Committee, Pricing Committee, and Special Committee were established as special committees. Assignments to, and chairs of, the committees are recommended by the Corporate Governance & Nominating Committee and approved by the Board. All committees report on their activities to the Board. Each standing committee operates under a charter approved by the Board. The charters for each of the standing committees are posted on the Company’s web site at www.GenCorp.com and in print to any shareholder or interested party who requests them by writing to Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742).

The following table provides the membership and total number of meetings held by each standing committee of the Board in fiscal year 2009:

Corporate
		Governance &	Organization &
Name	Audit	Nominating	Compensation
Thomas A. Corcoran			X
James R. Henderson		X*
Warren G. Lichtenstein			X
David A. Lorber	X		X*
James H. Perry	X*		X
Martin Turchin	X	X
Robert C. Woods	X	X
Total meetings in fiscal year 2009	6	3	7

*	Committee Chairperson

The Audit Committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements under the NYSE listing standards. The Board has also determined that Mr. Perry is an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee reviews and evaluates the scope of the audits to be performed by, the adequacy of services performed by, and the fees and compensation of, the independent auditors. The Audit Committee also reviews the Company’s audited financial statements with management and with the Company’s independent auditors and recommends to the Board to include the audited financial statements in the Annual Report on Form 10-K; approves in advance all audit and permitted non-audit services to be provided by the independent auditors; reviews and considers matters that may have a bearing upon continuing auditor independence; prepares the report of the Audit Committee to be included in the Company’s proxy statement; appoints the independent auditors to examine the consolidated financial statements of the Company; reviews and evaluates the scope and appropriateness of the Company’s internal audit function, internal audit plans and system of internal controls; reviews and evaluates the appropriateness of the Company’s selection or application of accounting principles and practices and financial reporting; receives periodic reports from the internal audit and law departments; and reviews and oversees the Company’s compliance with legal and regulatory requirements.

The Corporate Governance Committee periodically reviews and makes recommendations to the Board concerning the criteria for selection and retention of Directors, the composition of the Board (including the Chairman of the Board), the structure and function of Board committees, and the retirement policy of Directors. The Corporate Governance Committee also assists in identifying, and recommends to the Board, qualified candidates to serve as Directors of the Company and considers and makes recommendations to the Board concerning Director nominations submitted by shareholders. The Corporate Governance Committee also periodically reviews and advises the Board regarding significant matters of public policy, including proposed actions by foreign and domestic governments that may significantly affect the Company; reviews and advises the Board regarding adoption or amendment of major Company policies and programs relating to matters of public policy; monitors the proposed adoption or amendment of significant environmental legislation and regulations and advises the Board regarding the impact such proposals may have upon the Company and, where appropriate, the nature of the Company’s response thereto; periodically reviews and advises the Board regarding the status of the Company’s environmental policies and performance under its environmental compliance programs; and periodically reviews and reports to the Board regarding the status of, and estimated liabilities for, environmental remediation. The Board has determined that each member of the Corporate Governance Committee meets all applicable independence requirements under the NYSE listing standards.

The Compensation Committee advises and recommends to the independent Directors the total compensation of the President and CEO. In addition, the Compensation Committee, with the counsel of the CEO, considers and establishes base pay and incentive bonuses for the other executive officers of the Company. The Compensation Committee also administers the Company’s deferred compensation plan, the 2009 Incentive Plan and the GenCorp 1999 Equity and Performance Incentive Plan (the “1999 Incentive Plan”). The Compensation Committee periodically reviews the organization of the Company and its management, including major changes in the organization of the Company and the responsibility of management as proposed by the CEO; monitors executive development and succession planning; reviews the effectiveness and performance of senior management and makes recommendations to the Board concerning the appointment and removal of officers; periodically reviews the compensation philosophy, policies and practices of the Company and makes recommendations to the Board concerning major changes, as appropriate; annually reviews changes in the Company’s employee benefit, savings and retirement plans and reports thereon to the Board; and approves, and in some cases recommends to the Board for approval, the compensation of officers, and executives of the Company. The Compensation

Committee also reviews and makes recommendations to the Board regarding the compensation and benefits for Directors.

From time to time, the Board forms special committees when specific matters need to be addressed. During fiscal year 2008, a CEO Search Committee was established to identify and select a new CEO, consisting of Messrs. Corcoran, Lichtenstein, and Woods, with Mr. Lichtenstein serving as the Chairman of the committee. During fiscal year 2009, the CEO Search Committee continued to interview and evaluate candidates presented by Korn/Ferry International. In December 2009, the CEO Search Committee recommended to the full Board the appointment of Mr. Seymour as CEO of the Company. In December 2009, the Board authorized the Compensation Committee to negotiate an employment agreement with Mr. Seymour. After extensive negotiations, on an arms-length basis, with Mr. Seymour, and upon the recommendation of the CEO Search Committee and Compensation Committee, in January 2010 the Board unanimously approved the terms of the employment agreement with Mr. Seymour to serve as the President and CEO of the Company.

Also during fiscal year 2009, a Pricing Committee and Special Committee of the Board were established in connection with the Company’s debt refinancing efforts.

Director Nominations

The Corporate Governance Committee identifies potential director candidates through a variety of means, including recommendations from members of the Corporate Governance Committee, the Board, management and shareholders. The Corporate Governance Committee also may retain the services of a consultant to assist in identifying candidates. The Corporate Governance Committee will consider nominations submitted by shareholders. A shareholder who would like to recommend a nominee should write to the Chairman of the Corporate Governance Committee, c/o Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742). Any such recommendation must include (i) the name and address of the candidate; (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate; and (iii) the candidate’s signed consent to serve as a Director if elected and to be named in the proxy statement.

Such nominations must be received by the Chairman of the Corporate Governance Committee no later than December 1st immediately preceding the date of the annual meeting of shareholders at which the nominee is to be considered for election. Since the date of the Company’s 2009 proxy statement, there have been no material changes to the procedures by which shareholders of the Company may recommend nominees to the Board.

The Corporate Governance Committee seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance. When the Corporate Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of Director attributes.

Communications with Directors

Shareholders and other interested parties may communicate with the Board or individual Directors by mail addressed to: Chairman of the Corporate Governance Committee, c/o Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742). The Secretary may initially review communications to the Board or individual Directors and transmit a summary to the Board or individual Directors, but has discretion to exclude from transmittal any communications that are, in the reasonable judgment of the Secretary, inappropriate for submission to the intended recipient(s). Examples of communications that would be considered inappropriate for submission to the Board or a Director include, without limitation, customer complaints, solicitations, commercial advertisements, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of non-employee independent Directors. As of November 30, 2009, the members of the Compensation Committee included David A. Lorber (Chairman), Thomas A. Corcoran, Warren G. Lichtenstein and James H. Perry. All non-employee independent Directors participate in decisions regarding the compensation of the President and CEO. None of the Company’s executive officers serve as a member of the Board or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Compensation Committee. In addition, none of the Company’s executive officers serve as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board.

Director Compensation

The compensation of the Company’s non-employee Directors is determined by the Board upon the recommendations made by the Compensation Committee.

Annual Cash Compensation

Under our Director compensation program in effect for fiscal year 2009, each non-employee Director received an annual retainer fee of $50,000. The Chairman of the Board receives an annual retainer fee of $104,000. In addition, in fiscal year 2009 each non-employee Director received $4,000 for each Committee membership. Non-employee Directors who served as Chairperson of a Committee also received an additional annual fee of $8,000 with the exception of the Chairman of the Audit Committee who received $15,000.

Equity Grants

All non-employee Directors receive an annual grant of restricted shares of Common Stock under the 1999 Incentive Plan, which expired in August 2009, or the 2009 Incentive Plan as applicable, typically in March. In March 2009, each non-employee Director then in office received a grant of 1,750 restricted shares, with the exception of the Chairman of the Board, which received 3,500 restricted shares. Provided that the grantee remains in continuous service as a Director of the Company, the restricted shares vest and become non-forfeitable on the third anniversary of the grant. Non-employee Directors also receive a one-time award of 500 restricted shares of Common Stock as part of their initial election to the Board. All shares may be voted, but ownership may not be transferred until such shares are vested. Unless otherwise approved by the Board, unvested shares will be forfeited in the event of a voluntary resignation or refusal to stand for re-election.

All non-employee Directors receive an annual grant of 6,000 stock appreciation rights (“SARs”) or stock options at the Board’s discretion. The Chairman of the Board receives 12,000 SARs or stock options. In March 2009, each non-employee Director then in office received a grant of 6,000 SARs and the Chairman of the Board received 12,000 SARs. These SARs vest one year from the date of grant. Special grants of SARs or stock options may be made from time to time at the recommendation of the Compensation Committee and approval from the Board. In addition, in October 2009 each non-employee Director received 12,000 SARs. Fifty percent of these SARs vest six months from the date of grant with the remaining SARs vesting one year from the date of grant. All SARs have a ten-year term, under the 1999 Plan and a seven-year term under the 2009 Incentive Plan.

Equity Ownership Guidelines for Non-employee Directors

In October 2007, the Board adopted equity ownership guidelines under which non-employee Directors are required to own equity in the Company in an amount equal to $150,000. In calculating the amount of equity owned by a Director, the Board looks at the value of Common Stock owned by such Director (restricted stock and stock owned outright), the value of any phantom stock owned by such Director as part of the Director Deferred Compensation Plan, and the value of any vested “in the money” options or SARs (i.e. market value of Company stock in excess of the strike price for the stock option or SAR). Directors have five years to meet the thresholds set forth in these equity ownership guidelines. The Board reviews these guidelines periodically, and considers adjustments when appropriate, including adjustments for material fluctuations in the Company’s stock price. The following table shows the current status of equity ownership for each non-employee Director as of November 30, 2009.

	Value of Equity
Name	Ownership(*)	Date of Election	Years as a Director
Thomas A. Corcoran	$41,776	09/24/08	1
James R. Henderson	91,095	05/16/08	2
Warren G. Lichtenstein	27,498,190	03/05/08	2
David A. Lorber	55,310	03/31/06	4
James H. Perry	47,500	05/16/08	1
Martin Turchin	47,500	03/05/08	2
Robert C. Woods	55,310	03/31/06	4

*	Value is based on the stock price on November 30, 2009 of $7.81.

Director Deferred Compensation Plan

Directors annually may elect to defer all or a percentage of their cash compensation pursuant to the Deferred Compensation Plan for Non-employee Directors. The plan is unfunded, and deferred amounts if any, are deemed to be invested in, at the election of the Director, phantom shares in the GenCorp Stock Fund, a Standard & Poor’s 500 index fund, or a cash deposit program at the election of the Director. Deferred amounts and earnings thereon are payable at or commencing at a future date, in either a lump sum or installments as elected by the Director at the time of deferral. No deferrals were elected for fiscal year 2009. In addition, the GenCorp Stock Fund was eliminated as an investment option in 2009.

Other

The GenCorp Foundation matches employee and Director gifts to accredited, non-profit colleges, universities, secondary and elementary public or private schools located in the United States. Gifts made were matched dollar for dollar up to $7,500 per calendar year per donor until April 1, 2009, when the maximum match per donor per calendar year was changed to $3,000.

Non-employee Directors may also elect to participate in the same health benefits programs at the same cost as are offered to all of the Company’s employees. One Director participated in this plan in fiscal 2009. The Company also reimburses Directors for actual travel and other expenses incurred in attending Board and Committee meetings.

2009 DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding compensation for fiscal year 2009 for each of the individuals who served as a non-employee Director for the Company in fiscal year 2009.

	Fees Earned or		Option/SARs	All Other
	Paid in Cash	Stock Awards	Awards	Compensation
Name	($)(1)	($)(2)(3)	($)(2)(3)(4)	($)	Total ($)
Thomas A. Corcoran	$54,000	$4,339	$52,152	$—	$110,491
James R. Henderson	116,000	15,279	170,571	—	301,850
Warren G. Lichtenstein	54,000	9,403	117,600	—	181,003
David A. Lorber	66,000	7,638	126,933	—	200,571
James H. Perry	73,000	7,268	117,600	—	197,868
Martin Turchin(5)	58,000	9,403	117,600	3,000	188,003
Robert C. Woods	58,000	7,638	126,933	—	192,571

(1)	The amounts reported in this column for each non-employee Director reflect the dollar amount of the Board and Committee fees paid in fiscal year 2009.

(2)	The amounts reported in these columns for each non-employee Director reflect the compensation costs for financial reporting purposes for fiscal year 2000 without the affects of estimated forfeitures. A description of these awards can be found under the section entitled Long-Term Incentives (Equity-Based Compensation) on page [ ]. A discussion of the assumptions used in calculating these values may be found in Note 9(c) in the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2009.

(3)	The following table shows the shares of restricted stock and SARs granted during fiscal year 2009 to each non-employee Director who served as a Director in fiscal year 2009, and the aggregate grant date fair value for each award. A discussion of the assumptions used in calculating these values may be found in Note 9(c) in the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2009.

					Grant Date
	Grant	Stock Awards(A)	SARs Awards		Fair Value
Name	Date	(#)	(#)		($)
Thomas A. Corcoran	3-25-09	1,750			$4,183
	3-25-09		6,000(B	)	9,840
	10-06-09		12,000(C	)	46,320
James R. Henderson	3-25-09	3,500			8,365
	3-25-09		12,000(B	)	19,680
	10-06-09		12,000(C	)	46,320
Warren G. Lichtenstein	3-25-09	1,750			4,183
	3-25-09		6,000(B	)	9,840
	10-06-09		12,000(C	)	46,320
David A. Lorber	3-25-09	1,750			4,183
	3-25-09		6,000(B	)	9,840
	10-06-09		12,000(C	)	46,320
James H. Perry	3-25-09	1,750			4,183
	3-25-09		6,000(B	)	9,840
	10-06-09		12,000(C	)	46,320
Martin Turchin	3-25-09	1,750			4,183
	3-25-09		6,000(B	)	9,840
	10-06-09		12,000(C	)	46,320
Robert C. Woods	3-25-09	1,750			4,183
	3-25-09		6,000(B	)	9,840
	10-06-09		12,000(C	)	46,320

(A)	Shares of restricted stock vest in full on the third anniversary of the grant date if the Director is then serving on the Board.

(B)	These SARs vest on March 25, 2010, if the Director is then serving on the Board. All such SARs were granted under the 1999 Incentive Plan and have a ten-year term.

(C)	50% of such SARs vest six months from the date of grant with the remaining SARs vesting one year from date of grant if the Director is then serving on the Board. All such SARs were granted under the 2009 Incentive Plan and have a seven-year term.

(4)	The following table shows the amount of outstanding and unexercised SARs awards as of November 30, 2009 for each non-employee Director who served as a Director in fiscal year 2009. No Director held stock options as of November 30, 2009.

Outstanding and
Unexercised
Name	SARs
Thomas A. Corcoran	21,000
James R. Henderson	48,000
Warren G. Lichtenstein	36,000
David A. Lorber	41,000
James H. Perry	36,000
Martin Turchin	36,000
Robert C. Woods	41,000

(5)	All other compensation for Mr. Turchin represents matching donations made by the GenCorp Foundation for gifts made in fiscal year 2009.

Security Ownership of Officers and Directors

The following table lists share ownership of Common Stock by the Company’s current Directors and the Named Executive Officers, as well as the number of shares beneficially owned by all of the current Directors and executive officers as a group. Unless otherwise indicated, share ownership is direct. Amounts owned reflect ownership as of January 20, 2010 (except for Messrs. Whitney and Lau, where total amounts owned are as of the date they terminated employment with the Company).

	Amount and Nature of
Beneficial Owner	Beneficial Ownership(1)(2)	Percent of Class
Directors
Thomas A. Corcoran	3,125	*
James R. Henderson(3)	7,500	*
Warren G. Lichtenstein(4)	3,518,813	6.0%
David A. Lorber	5,000	*
James H. Perry	4,000	*
Martin Turchin	4,000	*
Robert C. Woods	5,000	*
Executive Officers
J. Scott Neish	28,404	*
Kathleen E. Redd(5)	35,918	*
Chris W. Conley	58,099	*
Robert E. Shenton	13,671	*
Former Executive Officers
Mark A. Whitney	35,422	*
William M. Lau	11,216	*
All Directors and Executive Officers as a group (13 persons)	3,720,085	6.4%

*	Less than 1.0%

(1)	Includes restricted shares granted under the 1999 Incentive Plan, the 2009 Incentive Plan, and shares owned outright. The number of shares beneficially owned by a current or former officer of the Company includes shares credited in the GenCorp Retirement Savings Plan as of January 20, 2010, (except for Messrs. Whitney and Lau, where amounts are as of the date they terminated employment with the Company).

(2)	Includes shares issuable upon the exercise of stock options that may be exercised within 60 days of January 6, 2010 as follows: Mr. Neish — 2,200 shares, Ms. Redd — 3,999 shares, and Mr. Conley — 27,000 shares, and all current executive officers as a group — 50,199 shares. No Director held outstanding stock options.

(3)	As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, Mr. Henderson may be deemed a beneficial owner of all 3,514,813 shares of Common Stock owned by SPII.

(4)	Includes shares beneficially owned by Messrs. Lichtenstein and Henderson and various affiliated entities, including SPII, SPH, Steel Partners, and Steel Partners II GP LLC (“Steel Partners GP”). All of the foregoing information is according to Amendment No. 18 to a Schedule 13D dated July 17, 2009, and filed with the SEC on July 17, 2009.

(5)	1,285 shares are held through the Revocable Trust of Paul K. and Kathleen E. Redd.

Code of Ethics and Corporate Governance Guidelines

The Company has adopted a code of ethics known as the Code of Business Conduct that applies to the Company’s employees including the principal executive officer and principal financial officer. Copies of the Code of Business Conduct and the Company’s Corporate Governance Guidelines are available on the Company’s web site at www.GenCorp.com (copies are available in print to any shareholder or other interested person who requests them by writing to Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742)).

Related Person Transaction Policy

The Company has a written policy for the review of transactions in which the Company is a participant, the amount exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any of the Company’s Directors or executive officers, or their immediate family members, had a direct or indirect material interest. Any such related party transaction was to be for the benefit of the Company and upon terms no less favorable to the Company than if the related party transaction was to an unrelated party. The Company’s Board is responsible for approving any such transactions and the Company’s CEO is responsible for maintaining a list of all existing related party transactions.

The Company had no transaction, nor are there any currently proposed transactions, in which the Company was or is to be a participant, where the amount involved exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at the year end for the last two completed fiscal years, and any Director, executive officer or any of their family members had a material direct or indirect interest reportable under applicable SEC rules or that required approval of the Board under the Company’s related party transaction policy.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of (i) the quality and integrity of the Company’s financial statements, (ii) the performance of the Company’s financial reporting process, internal control system, internal audit function, (iii) the Company’s compliance with legal and regulatory requirements, all areas for which management has the primary responsibility, and (iv) the independent auditors’ performance, qualifications and independence. The Audit Committee manages the Company’s relationship with its independent auditors, who report directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, with funding from the Company for such advice and assistance. Management is primarily responsible for establishing and maintaining the Company’s system of internal controls and preparing financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

In fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed the Company’s financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with GAAP, and discussed such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended. PwC also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC their independence from management and the Company.

The Audit Committee also reviewed with management and the independent auditors the preparation of the financial statements and related disclosures contained in the Company’s earnings announcements and quarterly reports.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee also received PwC’s report on the Company’s internal controls over financial reporting. The Company outlined these reports in its Annual Report on Form 10-K for the fiscal year ended November 30, 2009.

The Audit Committee met six times during fiscal year 2009.

In reliance on the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2009 for filing with the SEC. The Audit Committee appointed PwC as the Company’s independent registered public accounting firm for fiscal year 2010.

Submitted by the Audit Committee,

James H. Perry, Chairman
David A. Lorber
Martin Turchin
Robert C. Woods

January 26, 2010

ORGANIZATION & COMPENSATION COMMITTEE REPORT

The Organization & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Organization & Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. The Board has approved that recommendation.

Submitted by the Organization & Compensation Committee,

David A. Lorber, Chairman
Thomas A. Corcoran
Warren G. Lichtenstein
James H. Perry

January 26, 2010

EXECUTIVE COMPENSATION

Executive Officers of the Registrant

The following information is given as of January 20, 2010 and, except as otherwise indicated, each individual has held the same office during the preceding five-year period.

Name	Title	Other Business Experience	Age

Scott J. Seymour	President and Chief Executive Officer of the Company and President of Aerojet (since January 2010)	Consultant to Northrop Grumman Corporation (“Northrop”) March 2008 — January 2010; Corporate Vice President and President of Integrated Systems Sector of Northrop 2002 — March 2008; Vice President, Air Combat Systems of Northrop 1998 — 2001; Vice President and B-2 Program Manager of Northrop 1996 — 1998; and Vice President, Palmdale Operations, of Northrop 1993 — 1996.	59
Kathleen E. Redd	Vice President, Chief Financial Officer (since January 2009), and Secretary (since February 2009)	Vice President, Controller and Acting Chief Financial Officer September 2008 — January 2009; Vice President, Finance 2006 — 2008; Assistant Corporate Controller, 2002 — 2006; Acting Vice President Controller GDX Automotive, 2003 — 2004 (concurrent with Assistant Corporate Controller position during divestiture activities); Vice President, Finance, for Grass Valley Group, 2001 — 2002; Vice President, Finance for JOMED, Inc., 2000 — 2001; Controller for EndoSonics Corporation, 1996 — 2000.	48

Name	Title	Other Business Experience	Age

Chris W. Conley	Vice President Environmental, Health and Safety (since October 1999)	Director Environmental, Health and Safety, March 1996 — October 1999; Environmental Manager, 1994 — 1996.	51
Robert E. Shenton	Vice President and Chief Operating Officer of Aerojet-General Corporation (since February 2008)	Vice President Operations and Tactical Programs, May 2000 — February 2008.	54

The Company’s executive officers generally hold terms of office of one year and/or until their successors are elected.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Compensation Objectives

Our compensation program is designed to support our business goals and promote both short-term and long-term growth. In this section of the Proxy Statement, we explain how our compensation program is designed and operates with respect to our Named Executive Officers. The 2009 compensation program covered our former Interim President and CEO, CFO and Secretary, two of our most highly compensated Named Executive Officers who were officers as of the end of fiscal year 2009, plus our former Senior Vice President, General Counsel and Secretary, and our former Vice President, Treasurer who would have been Named Executive Officers had they been officers of the Company at the end of fiscal year 2009. The 2009 compensation program also covered other key employees of the Company.

We have designed our executive compensation program, under the direction of the Compensation Committee of our Board, to attract and retain highly qualified executive officers and directly link pay to performance. The Company’s strategic goals include improving the Company’s financial performance. Accordingly, as discussed in more detail below, the Compensation Committee set performance targets for annual cash bonuses for 2009 for our officers related to contract profit, cash flow, pre-tax earnings, awards, and certain other goals that include individual performance and accomplishments of a particular executive.

The Compensation Committee determines all matters of executive compensation and benefits, although our President and CEO provide input and initial recommendations to the Compensation Committee with respect to the Named Executive Officers other than the President and CEO. Our former Interim President and CEO, J. Scott Neish, and our Vice President and CFO, Kathleen E. Redd, provided input to the Compensation Committee with respect to the 2009 compensation program. The Compensation Committee advises and makes compensation recommendations to the independent members of the Board with respect to compensation for the President and CEO.

The objectives of our executive compensation program are as follows:

•	Performance Incentives — provides a compensation structure under which a meaningful portion of total compensation is based on achievement of performance goals;

•	Competitive Compensation — provides compensation that is competitive with compensation for executive officers providing comparable services, taking into account our size and complexity and the markets we serve;

•	Retention Incentives — provides incentives for long-term continued employment with us; and

•	Stakeholder Incentives — promotes an ownership interest that aligns management and shareholders. In this regard, the Compensation Committee approved share ownership guidelines that apply to our Named Executive Officers, where over a period of time, each Named Executive Officer is expected to own shares of our Common Stock equal in total market value to a designated multiple of such executive officer’s annual salary.

Compensation Elements

The Compensation Committee sets base salaries, target annual cash incentive levels and target annual long-term incentive award values generally at the 50th percentile of competitive market levels as set forth in broad based industry surveys. The Compensation Committee does not identify specific companies for comparative purposes and no specific element of compensation is tied to benchmarking. In assessing competitive overall compensation, the Compensation Committee reviewed a combination of relevant data acquired from outside sources including Towers Watson (executive compensation database for annual revenue scope of less than $1 billion), Hewitt & Associates (executive survey for annual revenue scope of $500 million to $1 billion), and Mercer Human Resource Consulting (executive survey for annual revenue scope of $500 million to $1 billion).

The compensation program for executive officers has historically consisted of the following principal elements:

•	Short-term compensation, including base salaries and annual cash incentive (bonus) awards;

•	Long-term compensation equity incentive awards, including restricted stock, stock options and cash-settled SARs; and

•	In-service and post-retirement/employment benefits — Pension and 401(k) Savings Plans.

The Committee believes that these elements of compensation create a flexible package that reflects the long-term nature of the Company’s businesses and rewards both short and long-term performance of the Company and individual in accordance with the objectives of the compensation program.

Short-term Compensation

Base Salaries

Base salaries are used to provide a fixed amount of compensation for the executive’s regular work. Each year, the Compensation Committee holds a meeting (typically in January), where it reviews and, in some cases, makes adjustments to base salaries. Typically, the effective date of merit increases in base salaries is in April of each year. Base salary increases can also occur upon an executive’s promotion. Any base salary increase for the Company’s executive officers must be approved by the Compensation Committee. In determining the amount of any increases in salaries, the Compensation Committee (i) compares current cash compensation with compensation for relevant executive positions set forth in broad-based industry studies and data described under Compensation Elements, (ii) assesses the individual performance of each of the executives, and (iii) takes into account the timing and amount of the last salary increase for each of the executives.

Annual Cash Incentive Program

The primary objective of our annual cash incentive program is to reward fiscal year performance and achievement of designated business strategic goals to provide competitive compensation to our senior management team. To those ends, the Compensation Committee sets performance targets such that total cash compensation (base salary plus annual cash bonus) will be within a competitive range of total cash compensation (generally at the 50th percentile level for comparable executives) if performance targets are met. In addition, our senior management team has individual performance targets. The annual cash incentive program follows our “pay for performance” philosophy. If individual or business targets are met, cash bonuses are paid; if minimum targets are not met, we will pay less or nothing at all. If targets are exceeded, the Compensation Committee has discretion to adjust payments to the executives. The Compensation Committee has discretion to increase, reduce or eliminate payments.

The Compensation Committee set performance targets for annual cash incentive program for our Named Executive Officers for fiscal year 2009. These targets consist of contract profit, cash flow, pre-tax earnings, contract awards, and certain other individual goals.

In the first quarter of each fiscal year, the Compensation Committee approves the annual cash incentive program for the executive officers of the Company. The target annual incentive bonus is established through an analysis of compensation for other relevant executive positions as noted in the broad-based studies described under Compensation Elements and is intended to provide a competitive level of compensation when the executives achieve their performance objectives. Combined salaries and target bonus levels, on an aggregate basis, are intended to approximate the 50th percentile level set forth in the broad-based studies. In the first quarter of each fiscal year, with the input of our President and CEO, CFO and Vice President, Human Resources, the Compensation Committee determines the following:

•	sets the overall Company and performance objectives and payout ranges for the fiscal year;

•	sets performance measures for the fiscal year;

•	establishes a target, threshold, and maximum bonus opportunity for each executive officer; and

•	measures performance and determines awards for the prior fiscal year.

Annual cash incentive bonuses are paid at the beginning of each fiscal year for the prior fiscal year’s performance. Bonuses paid are based upon the Compensation Committee’s (with input from the President and CEO and CFO) assessment of actual performance (individually and Company-wide) against pre-established Company and business segment performance objectives to determine the appropriate amount payable with respect to the applicable target bonus opportunity. The Compensation Committee has discretion to increase, reduce or eliminate payments.

The Compensation Committee tailors both performance measures and targets in order to most accurately approximate success criteria for both of our business segments and the Company’s performance overall. For fiscal year 2009, our current Named Executive Officers had the opportunity to earn up to the following percentages of their base salaries if all of their performance measures were met at the (100%) target levels:

•	President and CEO* — 125%

•	Business Unit Presidents* — 100%

•	Vice Presidents — up to 50%

*	The position of President and CEO and Business Unit President for the Real Estate segment was vacant during fiscal year 2009. Also, the Business Unit President for Aerojet served as our Interim CEO for fiscal year 2009, however, there was no adjustment to his target level bonus opportunity for fiscal year 2009.

The criteria used in fiscal year 2009 applicable to our Named Executive Officers were the following:

Executive Targets	Target
(Dollars in millions)	Opportunity	Achievement
Contract Profit(1)	11.25%	22.50%
• Threshold — under $47.9 — 0%
• Target — $47.9 to $56.4 — 1% to 100%
• Maximum — $56.5 to $67.7 — 101% to 200%

Cash Flow(2)	30.00%	18.00%
• Threshold — under $39.8 — 0%
• Target — $39.8 to $49.8 — 1% to 100%
• Maximum — $49.9 to $64.7 — 101% to 200%

Pre-tax Earnings(3)	11.25%	22.50%
• Threshold — under $32.0 — 0%
• Target — $32.0 to $38.0 — 1% to 100%
• Maximum — $38.1 to $46.0 — 101% to 200%

Awards(4)	22.50%	40.10%
• Threshold — under $617.0 — 0%
• Target — $617.0 to $771.0 — 1% to 100%
• Maximum — $771.1 to $925.0 — 101% to 200%

Personal Factors(5)	25.00%	35.00% — 50.00%
• Threshold — 0 x multiplier — 0%
• Target — 1 x multiplier — 1% to 100%
• Maximum — 2 x multiplier — 101% to 200%

Totals	100.00%	138.10% — 153.10%

(1)	We defined Contract Profit to be net sales recognized for our Aerospace and Defense segment less cost of sales of our Aerospace and Defense segment, exclusive of certain corporate, certain retirement benefit costs and other non-contract related costs.

(2)	We defined Cash Flow to be the Aerospace and Defense segment performance before environmental remediation provision adjustments, retirement benefit plan income and expense and unusual items, further adjusted for depreciation and amortization, capital expenditures, changes in working capital balances and changes in long-term assets and liabilities and certain other adjustments.

(3)	We defined Pre-Tax Earnings to be the Company’s income from continuing operations before income taxes, adjusted further for certain other items.

(4)	We defined Awards to be the amount of money to be received for a contract of our Aerospace and Defense segment that has been directly appropriated by the U.S. Congress or for which a purchase order has been received from a commercial customer. In certain circumstances adjustments may be made for the timing of when Awards are received.

(5)	Personal Factors include individual performance and accomplishments surrounding items which are of operating and/or strategic importance to the Company.

The fiscal year 2009 cash incentive bonus paid to each of the Named Executive Officers are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, which follows this Compensation Discussion and Analysis.

Long-Term Incentives (Equity-Based Compensation)

The Company, upon the recommendation and approval of the Compensation Committee, established the performance objectives and other terms of the Company’s 2009 Long-Term Incentive Program (the “2009 LTIP”) for executive officers and other eligible employees of the Company. The 2009 LTIP has a three year performance period. The Company uses long-term incentive compensation for executives to reinforce four strategic objectives:

•	to focus on the importance of returns to shareholders;

•	to promote the achievement of long-term performance goals;

•	to encourage executive retention; and

•	to promote higher levels of Company stock ownership by executives.

Historically, the Company has strived to set a sizeable portion of the Named Executive Officer’s compensation in an equity-based form. This type of compensation, coupled with the Company’s share ownership guidelines, will result in the executives becoming shareholders with considerable personal financial interest in the fiscal health and performance of the Company.

The amount of equity-based awards granted to executives has been determined by subtracting the executive’s annual cash compensation opportunity from the total targeted annual compensation that is competitive with the market (generally in the 50th percentile range) based on broad based industry studies. The ultimate value of these equity-based awards has been driven in part by the executive’s performance in the past fiscal year and in part by their ability to increase the value of the Company going forward.

Our equity-based compensation in fiscal year 2009 included awards of restricted stock and stock options and are described as follows:

•	Restricted stock — A grant of restricted stock is an award of shares of Common Stock that typically vests over a two- to five-year period after the grant date (depending upon the vesting conditions set by the Compensation Committee), provided that underlying goals are met in the case of performance-based grants or that the participant remains employed with the Company for the specified amount of time in the case of non-performance time-based grants. Restricted stock awards are designed to attract and retain executives by providing them with some of the benefits associated with stock ownership during the restriction period, while incentivizing them to remain with the Company. During the restricted period, the executives may not sell, transfer, pledge, assign or otherwise convey their restricted stock. However, executives may vote their shares and are entitled to receive dividend payments, if any are made. Executives who voluntarily resign or are terminated for cause prior to the end of the restriction period forfeit their restricted stock unless otherwise determined by the Compensation Committee.

•	Stock options — A grant of stock option awards represents the right to purchase the Company’s stock at a fixed price for a defined period of time. The value of stock options reflect the difference between the value of shares of Common Stock at the time of exercise of the stock options and a predetermined exercise price. Stock options are designed to attract and retain executives by compensating them for increases in shareholder value over time. Stock options are generally exercisable in one-third increments at one year, two years, and three years from the date of grant provided that underlying goals are met in the case of performance-based grants and have a ten-year contractual life if granted under the 1999 Incentive Plan or a seven-year contractual life if granted under the 2009 Incentive Plan. As with restricted stock grants, executives who voluntarily resign or are terminated immediately forfeit all unvested stock options unless otherwise determined by the Compensation Committee.

In order to promote improvement in the Company’s financial performance, the restricted stock and stock option grants made in fiscal year 2009 were performance awards and will vest upon the achievement of long-term financial performance goals set by the Compensation Committee. The performance targets for restricted stock and stock option vesting were revenue growth and pre-tax earnings as adjusted for certain items with vesting over 29 months from the date of grant, each with a weighting of 50%.

A review was conducted by the Compensation Committee in fiscal year 2009 to determine the appropriate mix of restricted stock and stock options granted in fiscal year 2009. The split was approximately one-half stock options and one-half restricted stock. We believe that this allocation is conducive to creating a balanced risk and reward profile for our Named Executive Officers. Stock options, are more sensitive to changing perceptions in the stock market as well as the Company’s performance during the life of the stock options. We believe the risk inherent in stock options and the relative level of stability implicit in restricted stock appropriately motivates our Named Executive Officers to achieve financial and operating goals that are aggressive, but achievable.

Annual restricted stock and stock option grants are typically made by the Compensation Committee to executives at the Compensation Committee’s first meeting of the fiscal year, usually in January or February. However, grants under the 2009 Incentive Plan were not made until August 2009. All such grants of stock options are made with an exercise price equal to the fair market value of a share of stock on the date of grant, which is defined generally as the closing price on the NYSE on the date of grant.

In order to strengthen the alignment between the interests of shareholders and the interests of executives of the Company, the Compensation Committee approved share ownership guidelines that apply to the Company’s executive officers. Under these guidelines, each executive officer is expected to have equity in the Company equal in aggregate market value to a designated multiple of such officer’s annual salary (CEO — five times base salary; Senior Vice Presidents and Business Unit Presidents if applicable — three times base salary; and Vice Presidents — one times base salary). In calculating the amount of equity owned by an executive, the Compensation Committee looks at the value of Company stock owned by the executive (regardless of whether it is restricted stock or vested), and the value of any vested “in the money” stock options or SARs (i.e. market value of stock in excess of the strike price for the stock option or SAR). Newly appointed executives are expected to be in compliance with the ownership guidelines within five years of their appointments. As of January 6, 2010, because of the significant drop in the Company’s stock price and the amount of time the Named Executive Officers have been in his or her position, none of the Named Executive Officers who are currently employed by the Company held equity in the Company equal in market value to these guidelines; however, all of such Named Executive Officers are in the transition period set forth in these guidelines. The Compensation Committee reviews these guidelines periodically, and considers adjustments when appropriate.

Pension Plans, 401(k) Savings Plan and Benefit Restoration Plans

Pension Plans

On November 25, 2008, Company amended the GenCorp Consolidated Pension Plan (the “Qualified Pension Plan”), and on December 31, 2008, effective January 1, 2009, the Company entered into the 2009 Benefits Restoration Plan for GenCorp Inc. Pension Plan (the “2009 Pension BRP Plan”) to replace the predecessor plan — The Benefits Restoration Plan for Salaried Employees of GenCorp Inc. and Certain Subsidiary Companies, as amended (the “Prior Pension BRP”), in each case to freeze future benefit accruals. Effective February 1, 2009, future benefit accruals for all current salaried employees were discontinued, including the Named Executive Officers under the Qualified Pension Plan and the 2009 Pension BRP Plan. Effective July 31, 2009, future benefit accruals for all current bargaining unit and hourly employees were discontinued. Upon vesting, no employee will lose their previously earned pension benefit, which will be paid to the employee upon retirement in accordance with the terms of these pension plans.

The Named Executive Officers participate in the same tax-qualified pension plans as other employees. These plans include the Qualified Pension Plan, a tax-qualified defined benefit plan, and the 2009 Pension BRP Plan, a non-qualified defined benefit plan. The purpose of the 2009 Pension BRP Plan was to restore the pension plan benefits which executives and other highly compensated management personnel and their beneficiaries would otherwise lose as a result of the limitations under Section 401(a)(17) or 415 of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor provisions from a tax-qualified pension plan, upon accrual and/or payment of benefits from the Qualified Pension Plan. By restoring such benefits, the 2009 Pension BRP Plan permits the total benefits to be provided on the same basis as applicable to all other employees under the Qualified Pension Plan. Effective January 1, 2009, obligations with respect to benefits that were earned or vested under the Prior Pension BRP after December 31, 2004, and which related to the restoration of pension plan benefits which executives and their beneficiaries would otherwise have lost as a result of Code limitations upon accrual and/or payment of benefits from a tax-qualified pension plan, along with all associated earnings, were transferred to, and will be maintained under and paid from the 2009 Pension BRP Plan. Accordingly, only benefits that are exempt from Section 409A of the Code will be maintained under and paid from the Prior Pension BRP, in accordance with the terms of the Prior Pension BRP. There are no employee contributions required in order to participate in these defined benefit plans. Eligibility to participate in the 2009 Pension BRP Plan is designated by the Compensation Committee.

The Qualified Pension Plan includes several formulas for the determination of benefits. Pension benefits are calculated under formulas based on compensation and length of service for salaried employees and under negotiated non-wage based formulas for bargaining unit and hourly employees. Participants receive the highest benefit calculated under any of the formulas for which they are eligible to participate. The formulas applicable to the Named Executive Officers are the “career average formula”, the “five-year average compensation formula”, the “update formula” and the “final average compensation formula.” These formulas define compensation to include base salary and annual incentive (cash bonus) compensation, except for the “final average compensation formula” which does not include incentive payments in compensation. Compensation and service earned on or after February 1, 2009, the pension freeze date applicable to the Named Executive Officers, is not considered in any of the benefit formulas.

•	The “career average formula” provides that for each year of service prior to attainment of 35 years of service the employee will be credited 1.625% of annual compensation up to the Average Social Security Wage Base (“ASSWB”) for such year plus 2.0% of annual compensation in excess of the ASSWB; plus 2.0% of annual compensation after attainment of 35 years of service.

•	The “five-year average compensation formula” is the sum of (A) and (B) where (A) equals the sum of (i) 1.125% of the participant’s highest five-year average compensation up to the ASSWB which is determined as of the earlier of (1) the participant’s termination date or (2) January 31, 2009, and (ii) 1.5% of such five-year average compensation in excess of the ASSWB, which sum is multiplied by the total of such years of service up to 35 years, and (B) equals 1.5% of such five-year average compensation multiplied by the total years of service in excess of 35 years.

•	The “update formula” is the sum of (A) and (B) where (A) equals the sum of (i) 1.125% of the participants highest annual average compensation over 60 consecutive months up to the ASSWB which is determined as of the earlier of (1) the participant’s termination date or (2) January 31, 2009, and (ii) 1.5% of such annual average compensation in excess of the ASSWB, which sum is multiplied by the total of such years of service up to 35 years, and (B) equals 1.5% of such annual compensation multiplied by the total years of service in excess of 35 years.

•	The “final average compensation formula” is the sum of (A) and (B), less (C), where (A) equals the sum of (i) 0.95% of the participant’s highest final average compensation up to the participant’s

Covered Compensation, as defined in the plan, and (ii) 0.65% of such final average compensation in excess of the participant’s Covered Compensation, which sum is multiplied by the total of such years of service up to 25 years, and (B) equals 0.40% of such final average compensation multiplied by the total years of service in excess of 25 years, and less (C) an offset (if applicable) which is the value of the participant’s Normal Retirement Benefit under the former Atlantic Research Corporation Employee Pension Plan for employees who were previously employed at a former Atlantic Research Corporation location and became an Aerojet employee, as a result of Aerojet’s acquisition of those locations.

The ASSWB is the 35 year average of the Social Security Taxable Wage Base. The ASSWB for the “career average formula”, the “five-year average compensation formula”, and the “update formula” is determined as of the earlier of (1) the participant’s termination date or (2) January 31, 2009. The published ASSWB applicable to the Named Executive Officers for the plan year ended November 30, 2009 is $54,000. The Covered Compensation for the “final average compensation formula” is the ASSWB based on the year the participant attains their Social Security Retirement Age (“SSRA’), hence may vary by participant.

Further details regarding benefits under these plans, including the estimated value of retirement benefits for each Named Executive Officer, are found in the section entitled 2009 Pension Benefits on page [  ]. The change in the actuarial pension value from fiscal year 2008 to fiscal year 2009 is presented in the “Change in Pension Value” column of the Summary Compensation Table on page [  ].

401(k) Savings Plan

The Named Executive Officers are also eligible to participate in the GenCorp Retirement Savings Plan, a 401(k) tax-qualified defined contribution savings plan which is available to all Company employees. Prior to January 15, 2009, the Company matched a portion of participating employee’s contributions to the GenCorp Retirement Savings Plan, however, the Company has suspended the employer matching contributions to the GenCorp Retirement Savings Plan for any non-union eligible employees.

2009 401(k) Benefits Restoration Plan

On December 31, 2008, effective January 1, 2009, the Company entered into a non-qualified, unfunded 2009 Benefit Restoration Plan for the GenCorp Inc. 401(k) Plan (the “2009 401(k) BRP Plan”), to replace the predecessor plan — the Prior Pension BRP. The Named Executive Officers participate in the 2009 401(k) BRP Plan. The 2009 401(k) BRP Plan permits personal savings on a pre-tax basis. Effective January 15, 2009, the Company suspended employer contributions to the 2009 401(k) BRP Plan. Details about the 2009 401(k) BRP Plan are presented in the section entitled 2009 Non-qualified Deferred Compensation on page [  ].

Severance Agreements and Plan Provisions

The Company and the Named Executive Officers (other than Ms. Redd and Mr. Shenton) and other senior executive officers are parties to severance agreements. As described in more detail in the section entitled Severance Agreements on page [  ], in the event of a qualifying termination of employment of any of these individuals within three years after a change in control of the Company (as defined in the severance agreements), the Company would be required to pay such affected individual severance and other benefits as provided in the severance agreements. As a result of the Shareholder Agreement with SPII for itself and its affiliates dated March 5, 2008 (the “Shareholder Agreement”), a change in control (as defined in the severance agreements) occurred (the “2008 Change in Control”). In 2009, Mark A. Whitney and William M. Lau left the Company and their severance payments and other benefits in accordance with the terms of their executive severance agreement were paid six months after their departure date. Effective January 6, 2010, Mr. Neish left the Company and his severance payment and other benefits will be paid six months after this date.

On October 6, 2009, the Board, upon the recommendation and approval of the Compensation Committee, approved certain amendments to the Prior Pension Plan, the 2009 Pension BRP Plan, 2009 401(k) BRP Plan, the Deferred Bonus Plan of GenCorp Inc. and Participating Subsidiaries, the GenCorp Inc. Deferred Compensation Plan for Nonemployee Directors, and the GenCorp Inc. 1996 Supplemental Retirement Plan for Management Employees (collectively, the “Company Plans”). Pursuant to the amendments, the definition of “Change in Control” in each of the Company Plans was amended to mean the occurrence of any of the following events (i) all or substantially all (meaning having a total gross fair market value at least equal to 50.1% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions) of the assets of the Company are acquired by a person (during a twelve-month period ending on the date of the most recent acquisition by such person); or (ii) the Company is merged, consolidated or reorganized into or with another corporation or entity during a twelve-month period with the result that upon the conclusion of the transaction less than 50.1% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the surviving, resulting or acquiring corporation are beneficially owned (as that term is defined in Rule 13-d 3 under the Securities Exchange Act of 1934, as amended) by the shareholders of the Company immediately prior to the completion of the transaction. The purpose of the amendments was to make the definition of “Change in Control” consistent in each of the Company Plans.

The members of the current Board and the Compensation Committee believe executive severance agreements are in the best interest of our shareholders to foster the continuous employment and dedication of key executives without potential distraction or personal concern.

Other

Effective April 15, 2009, the Company entered into a retention agreement with Mr. Conley our Vice President of Environmental, Health and Safety in which he will receive a retention bonus equal to $200,000 if he continues to be employed by the Company on March 6, 2011.

The GenCorp Foundation matches employee and Director gifts to accredited, non-profit colleges, universities, secondary and elementary public or private schools located in the United States. Gifts made were matched dollar for dollar up to $7,500 per calendar year per donor until April 1, 2009, at which time the maximum match per donor per calendar year changed to $3,000.

Tax Deductibility under Section 162(m)

Section 162(m) of the Code imposes limits on the deductibility of certain compensation in excess of $1 million paid to the CEO and other executive officers of public companies. Management and the Compensation Committee have reviewed the regulations and feel that the current compensation program and policies are appropriate. Depending upon a variety of factors (including Company performance), it is possible for one current executive officer to surpass the $1 million dollar threshold under the executive officer compensation program. In addition, severance payments paid to certain of the former executive officers and which may be paid to other executive officers in the event of qualified terminations under the executive severance agreements may exceed the $1 million threshold. At this time, the Compensation Committee believes that accommodating the Internal Revenue Service regulations will not produce material benefits or increases in shareholder value. However, the Compensation Committee intends to review this issue regularly and may change its position in future years.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation for each of the Named Executive Officers. As previously noted, Mr. Seymour became our President and CEO in January 2010. His compensation arrangements are described below under Compensation Committee Actions After Fiscal Year 2009. Mr. Neish resigned as our Interim President and Interim CEO in January 2010.

							Non-Equity	Change in
					Stock	Options/SARs	Incentive Plan	Pension	All Other
Name and Principal Position	Year	Salary(1)	Bonus		Awards(2)	Awards(2)	Compensation(3)	Value(4)	Compensation(5)	Total
Executive Officers as of 11/30/09

J. Scott Neish
Interim President and CEO and Vice	2009	$350,088	$—		$—	$147,164	$536,000	$174,386	$19,704	$1,227,342
President; and President,	2008	340,137	350,000	(6)	135,718	(60,251)	357,000	112,505	29,603	1,264,712
Aerojet-General Corporation	2007	304,427	—		187,281	60,251	275,203	96,602	29,041	952,805

Kathleen E. Redd
Vice President, CFO and Secretary(7)	2009	294,308	70,000		6,106	88,718	230,000	73,100	2,600	764,832
	2008	228,533	—		19,861	9,205	133,000	14,531	10,332	415,462

Chris W. Conley(8)
Vice President, Environmental, Health & Safety	2009	212,328	—		1,526	67,437	148,000	240,190	1,840	671,321
	2008	205,361	—		29,889	—	106,000	10,645	8,162	360,057

Robert E. Shenton
Vice President and COO, Aerojet-General Corporation	2009	251,059	—		2,035	25,917	169,000	51,915	1,731	501,657

Former Executive Officers as of 11/30/09

Mark A. Whitney
Former Senior Vice President,	2009	$76,287	$—		$—	$(4,599)	$—	$77,034	$1,772,830	$1,921,552
General Counsel and Secretary	2008	290,581	—		68,617	(43,571)	259,000	309,795 (9)	31,079	915,501
	2007	280,237	—		100,862	43,571	163,013	21,533	15,498	624,714

William M. Lau
Vice President, Treasurer	2009	172,183	—		—	14,433	—	89,690	808,046	1,084,352
	2008	225,164	—		160,650	—	100,000	253,794 (9)	12,727	752,335

(1)	The amount reported in this column for each Named Executive Officer reflects the dollar amount of base salary earned in each listed fiscal year. Messrs. Whitney and Lau’s 2009 salary includes a vacation payout of $42,326 and $23,294, respectively.

(2)	The amounts reported in these columns for each Named Executive Officer reflect the compensation costs for financial reporting purposes for the fiscal year without the impact of estimated forfeitures, rather than amounts paid to or realized by the Named Executive Officer for outstanding equity awards granted in and prior to fiscal year 2009. Cash settled SARs awards are revalued to fair value at each reporting date until the date of settlement. Due to the Company’s common stock price decline in fiscal year 2008, the SARs’ fair value declined for this year. The decrease in fair value is included only the extent of what was previously reported as compensation. A discussion of the assumptions used in calculating these values may be found in Note 9(c) in the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2009. A description of these awards can be found under the section entitled Long-Term Incentives (Equity-Based Compensation) on page [ ].

(3)	The amount reported in this column for each Named Executive Officer reflects annual cash incentive compensation, which is based on performance in each listed fiscal year. This annual incentive compensation is discussed further under the section entitled Short-Term Compensation on page [ ].

(4)	The amount reported in this column for each Named Executive Officer reflects the aggregate increase in the actuarial present value of their accumulated benefits under all pension plans from August 31, 2008 to November 30, 2009 for 2009 (the pension measurement dates for purposes of the Company’s financial statements), from August 31, 2007 to August 31, 2008 for 2008, and from August 31, 2006 to August 31, 2007 for 2007. The change in measurement dates was effective November 30, 2009, and was due to the Company adopting accounting standards which require the measurement of the pension and postretirement plans assets and benefit obligations at the Company’s fiscal year end, November 30.

The increase in pension value for 2009 is primarily due to the decrease in the discount rate used to measure the present value of accumulated benefits as well as the additional benefits from credited service accumulated between August 31, 2008, the previous measurement and February 1, 2009, the plan freeze date.

These amounts were determined using the actuarial assumptions consistent with those used in the Company’s financial statements with the exception of assumed retirement age and the absence of pre-retirement mortality and termination assumptions. A discussion of the assumptions used for financial reporting purposes may be found in Note 6 in the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2009. Information regarding these pension plans is set forth in further detail under the section entitled 2009 Pension Benefits on page [ ].

(5)	The amounts reported in this column for each Named Executive Officer include the following for fiscal year 2009:

			Company
			Matching
			Contribution to
		Company	Benefits		Perquisites
		Matching	Restoration	Matching Gift	And Other
		Contribution to	Plan-	by the GenCorp	Personal
Name	Severance	401(k) Plan	Savings Plan	Foundation	Benefits(A)	Total
Executive Officers as of 11/30/09

J. Scott Neish	$—	$606	$16,962	$—	$2,136	$19,704

Kathleen E. Redd	—	450	800	1,350	—	2,600

Chris W. Conley	—	360	720	760	—	1,840

Robert E. Shenton	—	410	821	500	—	1,731

Former Executive Officers as of 11/30/09

Mark A. Whitney	$1,644,535	$2,414	$1,019	$—	$124,862(B )	$1,772,830

William M. Lau	725,131	307	788	—	81,820(C )	808,046

(A)	This column includes items that are accrued or paid by the Company and will be included as compensation to the Named Executive Officer in the year the amounts are paid.

(B)	This amount represents $34,298 for Life and Health insurance benefits, $15,000 for financial counseling, $58,865 for outplacement services, and $16,699 for legal fees paid or accrued by the Company in accordance with a severance agreement executed by Mr. Whitney.

(C)	This amount represents $14,062 for Life and Health insurance benefits, $15,000 for financial counseling, $45,542 for outplacement services, and $7,216 for legal fees paid or accrued by the Company in accordance with a severance agreement executed by Mr. Lau.

(6)	This amount paid to Mr. Neish is in accordance with the letter agreement by and between the Company and Mr. Neish dated March 5, 2008, as part of his appointment to the position of Interim President and CEO and represents a one-time bonus for serving in this capacity. This item is discussed more fully under the section entitled Employment Agreements and Indemnity Agreements on page [ ].

(7)	Ms. Redd was appointed CFO and Secretary of the Company effective January 21, 2009, and February 11, 2009, respectively. The bonus amount paid to Ms. Redd in 2009 represents a discretionary bonus for 2009 performance as approved by the Compensation Committee.

(8)	Effective April 15, 2009, the Company entered into a retention agreement with Mr. Conley in which he will receive a retention bonus equal to $200,000 if he continues to be employed by the Company on March 6, 2011.

(9)	On March 5, 2008, the Company entered into the Shareholder Agreement with respect to the election of Directors for the 2008 annual meeting of shareholders (the “2008 Annual Meeting”) and certain other related matters. As a result of the Shareholder Agreement, and the resignation of three additional Board members on May 16, 2008, all named Company headquarters employees had five years added to both age and years of service for purposes of calculating their pension benefits under the Qualified Pension Plan and the non-qualified 2009 Pension BRP Plan under the Change in Control provisions under Program B of the Qualified Pension Plan. Such additional benefits resulted in a much larger aggregate increase in the actuarial present value of accumulated benefits from August 31, 2007 to August 31, 2008 for Messrs. Whitney and Lau. However, Mr. Whitney left the Company on January 9, 2009, and was not eligible for the additional five years of age as he was not eligible for the early retirement subsidy at the time of termination. Therefore, he was not eligible for the actuarial present value of the early retirement subsidy of $55,458 for the Qualified Pension Plan and $42,149 for the Prior Pension BRP for the 2008 calculation. There was no early retirement subsidy added to his 2009 calculation. Mr. Lau left the Company on July 24, 2009, and commenced payment of his benefit under the Qualified Pension Plan on August 1, 2009. Mr. Lau’s 2009 Pension BRP Plan benefit will commence payment February 1, 2010, in accordance with the provisions of the 2009 Pension BRP Plan.

2009 GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding fiscal year 2009 annual and long-term incentive award opportunities, including the range of possible payments under non-equity incentive plans.

									Grant Date
								Exercise or Base	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under			Price of	of Stock
		Non-Equity Incentive Plan			Equity Incentive Plan			Options/SARs	and
	Grant	Awards ($)(1)			Awards (#)			Awards	Option/SARs
Name	Date	Threshold(2)	Target	Maximum	Threshold(3)	Target	Maximum	($/Sh)	Awards ($)(4)
Executive Officers as of 11/30/09

J. Scott Neish

Annual Incentive Bonus		$—	$350,088	$700,176

Kathleen E. Redd

Annual Incentive Bonus		—	150,000	300,000

Restricted Stock	8-24-09				—	30,000	37,500		$170,250

Stock Options	8-24-09				—	35,000	43,750	$4.54	122,535

Chris W. Conley

Annual Incentive Bonus		—	107,124	214,248

Restricted Stock	8-24-09				—	7,500	9,375		42,563

Stock Options	8-24-09				—	7,500	9,375	4.54	26,258

David C. Hatch

Annual Incentive Bonus		—	104,400	208,800

Restricted Stock	8-24-09				—	5,000	6,250		28,375

Stock Options	8-24-09				—	5,000	6,250	4.54	17,505

Robert E. Shenton

Annual Incentive Bonus		—	122,269	244,538

Restricted Stock	8-24-09				—	10,000	12,500		56,750

Stock Options	8-24-09				—	14,289	17,861	4.54	50,026

Former Executive Officers as of 11/30/09

Mark A. Whitney

Annual Incentive Bonus

William M. Lau

Annual Incentive Bonus

(1)	Reflects the possible payout amounts of non-equity incentive plan awards that could have been earned in fiscal year 2009. See the Summary Compensation Table on page [ ] for the amounts actually earned and paid out in the first quarter of fiscal year 2010.

(2)	If no targets are met the annual incentive bonus will not be earned.

(3)	If no targets are met the equity incentive plan awards will not vest.

(4)	The fair value of stock options was estimated using a Black-Scholes Model with the following weighted average assumptions at the date of grant: Expected life — eight years; Volatility — 54%; Risk-free interest rate — 3.62%; Dividend yield — 0.00%.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END

The following table provides information for each of the Named Executive Officers regarding stock options, SARs, and outstanding stock awards held by the officers as of November 30, 2009.

	Option/SARs Awards					Stock Awards
						Equity Incentive
						Plan Awards
			Equity Incentive				Market or
			Plan Awards:			Number of	Payout Value
	Number of	Number of	Number of			Unearned	of Unearned
	Securities	Securities	Securities			Shares, Units	Shares, Units
	Underlying	Underlying	Underlying	Option/		or Other	or Other
	Unexercised	Unexercised	Unexercised	SARs	Option/	Rights That	Rights That
	Options/SARs	Options/SARs	Unearned	Exercise	SARs	Have Not	Have Not
	(#)	(#)	Option/SARs	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Year	(#)	($)(4)
Executive Officers as of 11/30/09

J. Scott Neish

Restricted Stock						—	$—

SARs	30,000	—	—	$13.75	2017
	21,500	—	—	19.34	2016
	5,000	—	—	18.55	2015
	3,500	—	—	18.71	2015

Stock Options	2,200	—	—	9.29	2013

Kathleen E. Redd

Restricted Stock						30,000	234,300

SARs	13,334	6,666 (1)	—	4.25	2018
	1,500	—	—	13.75	2017
	2,560	—	—	13.19	2016
	2,500	—	—	18.71	2015

Stock Options	—	—	35,000 (2)	4.54	2019
	2,666	—	—	9.29	2013
	1,333	—	—	10.85	2012

Chris W. Conley

Restricted Stock						7,500	58,575

SARs	12,000	—	—	13.75	2017
	13,800	—	—	19.34	2016
	2,000	—	—	18.51	2015

Stock Options	—	—	7,500 (2)	4.54	2019
	5,000	—	—	7.73	2013
	5,000	—	—	15.43	2012
	10,000	—	—	10.44	2011
	7,000	—	—	10.13	2010

Robert E. Shenton

Restricted Stock						10,000	78,100

SARs	1,500	—	—	13.75	2017
	4,256	—	—	13.19	2016
	3,500	—	—	18.71	2015

Stock Options			14,289 (2)	4.54	2019

Former Executive Officers as of 11/30/09

Mark A. Whitney(3)

Restricted Stock						—	$—
SARs	—	—	—	$—	—
Stock Options	—	—	—	—	—

William M. Lau(3)

Restricted Stock						—	—

SARs	5,000	—	—	13.77	2017

Stock Options	—	—	—	—	—

(1)	The vesting date for Ms. Redd’s unvested time-based SARs is October 28, 2010.

(2)	The vesting date for these performance-based stock options is over a 29-month period ending January 2012. These awards will only vest if performance targets are met through November 30, 2011.

(3)	Employees 65 years of age or older upon retirement or termination of employment do not forfeit vested stock options or SARs awards. Due to the 2008 Change in Control, certain employees had five years added to both age and years of service. Accordingly, Mr. Lau is above retirement age and therefore did not forfeit his outstanding shares. However, Mr. Whitney forfeited his outstanding shares 90 days after his termination date as the five years added to his age did not put him at 65 years of age or older.

(4)	The market value was calculated by multiplying the number of unvested shares by the closing market price of the Company’s Common Stock of $7.81 on November 30, 2009. The vesting date for these stock awards is over a 29-month period ending January 2012. These awards will only vest if performance targets are met through November 30, 2011.

2009 OPTION/SARs EXERCISES AND STOCK VESTED

There were no stock option or SARs exercises and no restricted stock vested in fiscal year 2009.

2009 PENSION BENEFITS

On November 25, 2008, the Company amended the Qualified Pension Plan on December 31, 2008, effective January 1, 2009, the Company entered into the 2009 Pension BRP Plan to replace the predecessor plan — the Prior Pension BRP, in each case to freeze future benefit accruals. Effective February 1, 2009, future benefit accruals for all current salaried employees were discontinued, including the Named Executive Officers under the Qualified Pension Plan and the 2009 Pension BRP Plan. Effective July 31, 2009, future benefit accruals for all current bargaining unit and hourly employee were discontinued. Upon vesting, no employee will lose their previously earned pension benefit, which will be paid to the employee upon retirement in accordance with the terms of these pension plans.

Qualified Pension Plan

The Qualified Pension Plan is a tax-qualified defined benefit plan covering substantially all salaried and hourly employees. In general, normal retirement age is 65, with certain plan provisions allowing for earlier retirement. Pension benefits are calculated under formulas based on compensation and length of service for salaried employees and under negotiated non-wage based formulas for bargaining unit and hourly employees. Participants receive the highest benefit calculated under any of the formulas for which they are eligible to participate. The formulas applicable to the Named Executive Officers are the “career average formula”, the “five-year average compensation formula”, the “update formula”, and the “final average compensation formula.” These formulas define compensation to include base salary and annual incentive (cash bonus) compensation, except for the “final average compensation formula” which does not include incentive payments in compensation. Compensation and service earned on or after February 1, 2009, the pension freeze date applicable to the Named Executive Officers, is not considered in any of the benefit formulas. The formula descriptions are as follows:

•	The “career average formula” provides that for each year of service prior to attainment of 35 years of service the employee will be credited 1.625% of annual compensation up to the ASSWB for such year plus 2.0% of annual compensation in excess of the ASSWB; plus 2.0% of annual compensation after attainment of 35 years of service.

•	The “five-year average compensation formula” is the sum of (A) and (B) where (A) equals the sum of (i) 1.125% of the participant’s highest five-year average compensation up to the ASSWB which is determined as of the earlier of (1) the participant’s termination date or (2) January 31, 2009, and (ii) 1.5% of such five-year average compensation in excess of the ASSWB , which sum is multiplied by the total of such years of service up to 35 years, and (B) equals 1.5% of such five-year average compensation multiplied by the total years of service in excess of 35 years.

•	The “update formula” is the sum of (A) and (B) where (A) equals the sum of (i) 1.125% of the participants highest annual average compensation over 60 consecutive months up to the ASSWB which is determined as of the earlier of (1) the participant’s termination date or (2) January 31, 2009, and (ii) 1.5% of such annual average compensation in excess of the ASSWB, which sum is multiplied by the total of such years of service up to 35 years, and (B) equals 1.5% of such annual compensation multiplied by the total years of service in excess of 35 years.

•	The “final average compensation formula” is the sum of (A) and (B), less (C), where (A) equals the sum of (i) 0.95% of the participant’s highest final average compensation up to the participant’s Covered Compensation, as defined in the plan, and (ii) 0.65% of such final average compensation in excess of the participant’s Covered Compensation, which sum is multiplied by the total of such years of service up to 25 years, and (B) equals 0.40% of such final average compensation multiplied by the total years of service in excess of 25 years, and less (C) an offset (if applicable) which is the value of the participant’s Normal Retirement Benefit under the former Atlantic Research Corporation Employee Pension Plan for employees who were previously employed at a former Atlantic Research Corporation location and became an Aerojet employee, as a result of Aerojet’s acquisition of those locations.

The ASSWB is the 35 year average of the Social Security Taxable Wage Base. The ASSWB for the “career average formula”, the “five-year average compensation formula , and the “update formula” is determined as of the earlier of (1) the participant’s termination date including Named Executive Officers or (2) January 31, 2009. The published ASSWB applicable to the Named Executive Officers for the plan year ended November 30, 2009 is $54,000. The Covered Compensation for the “final average compensation formula” is the ASSWB based on the year the participant attains their SSRA, hence may vary by participant.

2009 Pension BRP Plan

Total pension benefits for the Named Executive Officers and other certain other highly compensated employees are determined under a combination of the 2009 Pension BRP Plan, which is a non-qualified plan, and the Qualified Pension Plan. As set forth above, the Qualified Pension Plan is a qualified pension plan that provides pension benefits for employees, the amount of which is limited under Section 401(a)(17) or 415 of the Code (or any successor provisions). The 2009 Pension BRP Plan restores the pension plan benefits which executives and their beneficiaries would otherwise lose as a result of the limitations under Section 401(a) (17) or 415 of the Code (or any successor provisions). Eligibility to participate in the 2009 Pension BRP Plan is designated by the Compensation Committee.

Retired executives’ tax-qualified benefits are funded and are paid out of the assets of the qualified plan, while non-qualified benefits may be paid out of either the grantor trust (pre-funded) or the Company’s general assets. In accordance with the terms and conditions of the Prior Pension BRP, upon the 2008 Change in Control that resulted from the Shareholder Agreement, the Company funded into a grantor trust an amount equal to the present value of the accrued pension benefits under the Prior Pension BRP for all participants in such plan as of the date of the 2008 Change in Control.

The following table provides information as of November 30, 2009 for each of the Named Executive Officers regarding the actuarial present value of their total accumulated benefit under Qualified Pension Plan and the 2009 Pension BRP Plan.

			Present Value	Payments
		Number of Years	of Accumulated	During Fiscal
		Credited Service	Benefit	Year 2009
Name	Plan Name	(#)(1)	($)(2)	($)
Executive Officers as of 11/30/09

J. Scott Neish	Qualified Pension Plan	6	$300,012	$—
	2009 Pension BRP Plan	6	301,033	—

Kathleen E. Redd	Qualified Pension Plan	7	152,837	—
	2009 Pension BRP Plan	7	41,598	—

Chris W. Conley	Qualified Pension Plan	27	578,704	—
	2009 Pension BRP Plan	27	132,599	—

Robert E. Shenton	Qualified Pension Plan	33	173,282	—
	2009 Pension BRP Plan	33	2,792	—

Former Executive Officers as of 11/30/09

Mark A. Whitney(3)	Qualified Pension Plan	11	$281,858	$—
	2009 Pension BRP Plan	11	201,871	—

William M. Lau(3)	Qualified Pension Plan	7	345,377	9,240
	2009 Pension BRP Plan	7	11,572	—

(1)	Credited service under the Qualified Pension Plan and the 2009 Pension BRP Plan is determined for all participants in accordance with such plans and is through February 1, 2009, the freeze date for these plans. The credited service for Messrs. Whitney and Lau includes an additional five years granted as a result of the Shareholder Agreement. However, Mr. Whitney left the Company on January 9, 2009, and as a result the additional five years added to his service does not make him eligible for an early retirement subsidy. On February 1, 2009, the Company discontinued future benefit accruals for all salaried employees, including the Named Executive Officers.

(2)	The amounts reported in this column were calculated based on the accrued benefit as of the earlier of (1) the participant’s termination date or (2) January 31, 2009; the date benefit accruals were frozen for salaried employees. Present values were calculated assuming no pre-retirement mortality or termination. The values under the Qualified Pension Plan and the 2009 Pension BRP Plan are the actuarial present values as of November 30, 2009 of the benefits earned as of that date and payable at the earliest age eligible for unreduced benefits for the Qualified Pension Plan (the earlier of age 65, or age 62 with 10 years of service) and the current benefit election date on record for the 2009 Pension BRP Plan. These amounts include the effect on retirement age as a result of the 2008 Change in Control for Messrs. Whitney and Lau.

Effective November 30, 2009, the Company adopted accounting standards which require the measurement of the pension and postretirement plans assets and benefit obligations at the Company’s fiscal year end, November 30. Prior to the adoption, the Company performed this measurement as of August 31 of each fiscal year. Also, effective February 1, 2009, the Company has discontinued future benefit accruals under these pension plans for salaried employees, including the Named Executive Officers.

The discount rate assumption is 5.65% for the Qualified Pension Plan and 5.60% for the 2009 Pension BRP Plan. The post-retirement mortality assumption of the two pension plans is RP 2000 no-collar, projected to 2005. In order to determine the change in pension values for the Summary Compensation Table on page [ ], the values of the Qualified Pension Plan and the Prior Pension BRP were calculated as of August 31, 2008 for the benefits earned as of that date. The discount rate assumption used for the Qualified Pension Plan was 7.10% and 7.05% for the Prior Pension BRP, which was the assumption used for financial reporting purposes for fiscal year 2008. Other assumptions used to determine the value as of August 31, 2008 were primarily the same as those used as of November 30, 2009. The assumptions reflected in this footnote are the same as the ones used for the Qualified Pension Plan and the 2009 Pension BRP Plan for financial reporting purposes with the exception of assumed retirement age and the absence of pre-retirement mortality and termination assumptions.

(3)	On March 5, 2008, the Company entered into a Shareholder Agreement with respect to the election of Directors for the 2008 Annual Meeting and certain other related matters. As a result of the Shareholder Agreement, and the resignation of three additional Board members on May 16, 2008, Messrs. Whitney and Lau had five years added to both age and years of service for purposes of calculating their pension benefits under the Qualified Pension Plan and the non-qualified 2009 Pension BRP Plan under the Change in Control provisions under Program B of the Qualified Pension Plan. However, Mr. Whitney left the Company on January 9, 2009, and was not eligible for the additional five years of age, as he was not eligible for an early retirement subsidy at the time of termination. Mr. Lau left the Company on July 24, 2009 and commenced payment of his benefit under the Qualified Pension Plan on August 1, 2009. Mr. Lau’s 2009 Pension BRP Plan benefit will commence payment February 1, 2010, in accordance with the provisions of the 2009 Pension BRP Plan.

2009 NON-QUALIFIED DEFERRED COMPENSATION

Benefits Restoration Plan — 2009 401(k) BRP Plan

The 2009 401(k) BRP Plan is a non-qualified, unfunded plan designed to enable participants to defer their compensation on a pre-tax basis. Under the 2009 401(k) BRP Plan, a select group of employees approved by the Board, elect to defer compensation earned in the current year such as salary and certain other incentive compensation that would otherwise be paid in the current year. Effective January 1, 2009, obligations with respect to benefits that were earned or vested under the Prior Pension BRP after December 31, 2004, and which related to the restoration of 401(k) benefits which such employees and their beneficiaries would otherwise have lost as a result of Code limitations upon accrual and/or payment of benefits from the GenCorp Retirement Saving Plan, along with all associated earnings, were transferred to, and will be maintained under and paid from the 2009 401(k) BRP Plan. Accordingly, only benefits that are exempt from Section 409A of Code will be maintained under and paid from the Prior Pension BRP, in accordance with the terms of the Prior Pension BRP.

Prior to January 15, 2009, the Company also made matching contributions in an amount equal to 100% of the participant’s contribution up to the first 3% of the participant’s eligible compensation and 50% up to the next 3% of the participant’s eligible compensation. The maximum company match was 4.5%. Participants indicate how they wish their deferred compensation and the company matching contributions to be notionally invested among the same investment options available through the GenCorp Retirement Saving Plan. Non-qualified benefits may be paid out of either the grantor trust (pre-funded) or the Company’s general assets.

The following table provides information for each of the Named Executive Officers regarding aggregate officer and Company contributions and aggregate earnings for fiscal year 2009 and fiscal year-end account balances under the 2009 401(k) BRP Plan.

					Aggregate
	Executive	Company	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/	November 30,
	fiscal year 2009	fiscal year 2009	fiscal year 2009	Distributions	2009
Name	($)(1)	($)(2)	($)(3)	($)	($)
Executive Officers as of 11/30/09

J. Scott Neish	$64,167	$16,962	$32,467	$—	$261,210

Kathleen E. Redd	1,000	800	730	—	37,322

Chris W. Conley	960	720	8,413	—	34,584

Robert E. Shenton	28,606	821	10,222	—	89,593

Former Executive Officers as of 11/30/09

Mark A. Whitney	$1,358	$1,019	$948	$(53,316)	$—

William M. Lau	1,051	788	(173)	—	5,154

(1)	The amounts reported in this column reflect compensation earned in fiscal year 2009 and deferred under the 2009 401(k) BRP Plan.

(2)	The amounts reported in this column reflect company matches under the 2009 401(k) BRP Plan. Effective January 15, 2009, the Company discontinued matching contributions to this plan. These amounts are also included in the total amounts shown in the “All Other Compensation” column in the Summary Compensation Table on page [ ].

(3)	The amounts reported in this column reflect interest credited on account holdings and the change in value of other investment holdings.

Employment Agreements and Indemnity Agreements

On March 5, 2008, prior to the 2008 Annual Meeting, the Board appointed Mr. Neish as Interim President and CEO of the Company until such time as the Board appointed a new CEO and President. As part of that appointment, the Company entered into an agreement with Mr. Neish pursuant to which the Company agreed to pay Mr. Neish a one-time bonus in the amount of $350,000 on the earlier of (i) November 30, 2008, or (ii) the date of the appointment of a new CEO. The Company paid the bonus to Mr. Neish in December 2008. This one-time bonus related to his service as the Interim President and CEO is not considered in compensation payable to Mr. Neish in the event of a qualifying termination of employment.

In addition, the Company agreed that if Mr. Neish leaves the employ of the Company or its subsidiaries on or prior to March 4, 2010, either voluntarily or involuntarily (except with cause), the Company would purchase the condominium owned by Mr. Neish located in Sacramento, California at the then prevailing fair market value if Mr. Neish is unable to sell it on his own. Mr. Neish left the Company effective January 6, 2010.

The Company has entered into indemnification agreements with each of its Directors and the Named Executive Officers pursuant to which the Company is required to defend and indemnify such individuals if or when they are party or threatened to be made a party to any action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such individual is or was a Director and/or Named Executive Officer of the Company or any of its subsidiaries.

The Company and Messrs. Neish, Conley, Whitney and Lau also entered into executive severance agreements as discussed below. Messrs. Neish, Whitney and Lau left the Company effective January 6, 2010, January 9, 2009 and July 24, 2009, respectively.

Potential Payments upon Termination of Employment or Change in Control

Severance Agreements

Under the severance agreements into which the Company entered with Messrs. Neish, Conley, Whitney and Lau, the Company was required to provide severance payments to such executives under certain circumstances involving a qualified termination and a change in control of the Company. The Board at that time believed that these agreements helped to ensure that the executives continued to perform in their roles when a potential change in control was impending and were provided some financial protection against the loss of their positions following a change in control of the Company as that term was defined in the agreements. As discussed below, these change in control severance agreements provide payouts of severance benefits to the executives only if such executives are terminated or otherwise leave the Company for “good reason” within three years after a change in control of the Company. The severance agreements provide for a severance payment in an amount equal to the executive’s base salary plus bonus multiplied by (A) a factor of three in the case of Mr. Whitney as Senior Vice President, and by (B) a factor of two in the case of Messrs. Neish, Conley and Lau and certain other benefits described below.

The severance agreements provide that the payments become due if, by March 5, 2011 (May 15, 2011 for Mr. Lau), the executive’s employment is terminated by: (1) the Company, for any reason other than death, disability or cause, or (2) the executive, following the occurrence of one or more of the following events: (i) failure to elect, reelect or maintain the executive in office or substantially equivalent office,

(ii) a significant adverse change in the nature or scope of authority or duties or reduction in base pay, incentive opportunity or employee benefits, (iii) a change in circumstances following a change in control, including, without limitation, a change in scope of business or activities for which the executive was responsible prior to the change in control, (iv) the liquidation, dissolution, merger, consolidation, reorganization or transfer of substantially all of the business or assets of the Company, (v) the relocation of principal work location in excess of 30 miles, or (vi) any material breach of the agreement by the Company. A change in control as defined in such severance agreements occurred on March 5, 2008 (May 15, 3008 for Mr. Lau) as a result of the Shareholder Agreement.

For purposes of computing an executive’s severance payment under the severance agreements, base salary is the highest annual salary in effect for any period prior to a termination following the change in control, and the bonus amount is the greater of (1) the average of the annual bonus made or to be made to the executive in regard to services rendered in any fiscal year during the three immediately preceding fiscal years, and (2) 75% of the executive’s maximum bonus opportunity under the Company’s annual incentive compensation plan for the fiscal year in which the change in control occurs. No other bonuses are included in the computation of an executives termination benefits.

Upon a qualified termination of employment of Messrs. Neish, Conley, Whitney and Lau following a change in control as noted above, the severance agreements also provide for (i) the continuation of health benefits and life insurance coverage for 24 months, (ii) payment of $15,000 for financial counseling, (iii) payment of the amount required to cover excise taxes imposed (including any income or payroll taxes on this amount) under Section 4999 of the Code, if any, and (iv) payment of costs associated with outplacement services up to 20% of the officer’s base salary within 12 months of the executive’s termination date. In addition, whether or not there is a termination of employment of the Named Executive Officers, the change in control severance agreements provide for the vesting of equity and performance awards under the 1999 Incentive Plan, and the payment of reasonable legal fees and expenses incurred when the officer is involved in a dispute while seeking to enforce the benefits and rights provided by the agreement. All of these items will be treated as income to the employee for W-2 purposes except for the reimbursement of legal fees incurred and outplacement services. Ms. Redd is eligible for all health benefits and life insurance coverage for three months and medical and dental coverage for an additional three months after that due to normal company policy.

As a result of the Shareholder Agreement, the severance agreements required the Company to fund into a grantor trust on March 12, 2008, an amount equal to $34.8 million, which represents liabilities associated with the BRP Pension and Savings Plans and amounts payable to certain officers of the Company party to severance agreements in the event of qualifying terminations of employment (as defined in the severance agreements) of the Company. In addition, as a result of the resignation of the Resigning Directors on May 15, 2008, the Company funded an additional $0.4 million into the grantor trust on May 22, 2008. In fiscal year 2009, Mr. Whitney and Mr. Lau left the Company and their severance payments and other benefits in accordance with the terms of their executive severance agreements were paid six months after their departure date. Effective January 6, 2010, Mr. Neish also left the Company and his severance payment and other benefits will be paid six months after this date.

Change in Control Pension Benefits

As a result of the Shareholder Agreement, certain benefits under the 2009 Pension BRP Plan immediately vested and were funded into a grantor trust. Such benefits will be paid as an annuity in accordance with the terms of the Qualified Pension Plan and the related non-qualified 2009 Pension BRP Plan.

In addition, as a result of the Shareholder Agreement, all Company headquarters employees (which includes Messrs. Whitney and Lau as of March 5, 2008 and May 15, 2008, respectively) had five years added to both age and years of service for purposes of calculating their pension benefits under the

Qualified Pension Plan and the related non-qualified 2009 Pension BRP Plan. However, Mr. Whitney left the Company on January 9, 2009, and as a result is ineligible to receive the added five years of age because he was not eligible for an early retirement subsidy at the time of termination. Such additional benefits shall be paid to each Named Executive Officer in accordance with the terms of those plans at the same time as his or her normal accrued benefits under those plans are paid.

The Qualified Pension Plan and the related 2009 Pension BRP Plan has been amended effective January 2009, in which Company headquartered employees will no longer have five years added to both age and years of service for purposes of calculating their pension benefits for any future Change in Control. Also see discussion below entitled Change to Definition of Change in Control, in which these plans have been amended concerning the definition of Change in Control.

Treatment of Equity Awards

Equity awards made to the Named Executive Officers generally provide for the immediate accelerated vesting of the award, including stock options, performance-based stock options, SARs, time-based restricted stock and performance-based restricted stock (regardless of whether or not the performance target is ultimately met) upon a change in control of the Company regardless of whether a termination occurs. Accordingly, all unvested equity awards held by the Named Executive Officers on March 5, 2008, vested on such date. Due to the five incremental years added to both age and service and the Company policy in which employees 65 years of age or older upon retirement or termination do not forfeit vested stock options or SARs awards, Mr. Lau will not forfeit his vested equity awards. However, Mr. Whitney forfeited his outstanding shares 90 days after his termination date as the five years added to age did not put him at 65 years of age or older.

Change to Definition of Change in Control

On October 6, 2009, the Board upon the recommendation and approval of the Compensation Committee approved certain amendments to the Company Plans. Pursuant to the amendments, the definition of “Change in Control” in each of the Company Plans has been amended to mean the occurrence of any of the following events (i) all or substantially all (meaning having a total gross fair market value at least equal to 50.1% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions) of the assets of the Company are acquired by a person (during a twelve-month period ending on the date of the most recent acquisition by such person); or (ii) the Company is merged, consolidated or reorganized into or with another corporation or entity during a twelve-month period with the result that upon the conclusion of the transaction less than 50.1% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the surviving, resulting or acquiring corporation are beneficially owned (as that term is defined in Rule 13-d 3 under the Securities Exchange Act of 1934, as amended) by the shareholders of the Company immediately prior to the completion of the transaction. The purpose of the amendments was to make the definition of “Change in Control” consistent in each of the Company Plans. Copies of each amendment have been filed as exhibits to the Company’s Form 10-Q for the quarterly period ended August 31, 2009 and are incorporated herein by reference.

Estimated Cost of Termination Benefits

The amount of the estimated incremental compensation and benefits payable to the Named Executive Officers assuming a qualifying termination of employment as of November 30, 2009, are shown in the following table.

		Health and
		Welfare
	Cash	Benefit	Financial	Outplacement
Name	Severance	Continuation	Counseling	Services	Total
J. Scott Neish(1)	$1,277,821	$25,626	$15,000	$70,018	$1,388,465

Kathleen E. Redd	69,231	8,594	—	—	77,825

Chris W. Conley	587,623	34,445	15,000	42,850	679,918

Robert E. Shenton	141,080	9,451	—	—	150,531

(1)	The Company agreed that if Mr. Neish leaves the employ of the Company or its subsidiaries on or prior to March 4, 2010, either voluntarily or involuntarily (except with cause), the Company would purchase the condominium owned by Mr. Neish located in Sacramento, California at the then prevailing fair market value if Mr. Neish is unable to sell it on his own. Mr. Neish left the Company effective January 6, 2010.

While the severance agreements provide for a gross up to the executive by the Company for any excise tax imposed by Section 4999 of the Code, by reason of being considered “contingent on a change in ownership or control” of the Company, within the meaning of Section 280G of the Code, the Company does not believe that the Shareholder Agreement which resulted in the 2008 Change in Control constitutes a “change in control” as defined in the Section 280G of the Code. As stated above, as a result of the 2008 Change in Control, employees received both five years of age and service for purposes of calculating their pension benefits. This increase in benefit is reflected in fiscal year 2008 and the Named Executive Officers are not eligible for any further increase. There are no other scenarios other than a change in control in which a Named Executive Officer would get benefits above and beyond normal employee policy.

Compensation Committee Actions After Fiscal Year 2009

Compensation Arrangements for Scott J. Seymour

On January 6, 2010, the Company entered into an employment agreement with Mr. Seymour to serve as the Company’s President and CEO. Pursuant to his employment agreement, Mr. Seymour will be paid an annual base salary of $550,000, and will be eligible for an annual bonus based on a target opportunity up to 125% of his annual base salary. On January 6, 2010, Mr. Seymour received 120,000 shares of the Company’s restricted common stock and an option to purchase 100,000 shares of the Company’s common stock (the “Option”). The Option has a per share exercise price equal to the last sales price reported for the Company’s common stock on the NYSE on the date of grant. Mr. Seymour is also eligible to participate in future grants pursuant to the 2009 Incentive Plan and other Company performance incentive plans extended to the senior executives of the Company generally, at levels commensurate with his position. Mr. Seymour’s employment agreement has a five-year term, unless earlier terminated in accordance with its terms. In the event that the Company terminates Mr. Seymour’s employment for Cause or Mr. Seymour resigns other than for Good Reason (as such terms are defined in his employment agreement), the Company’s obligations will generally be limited to paying Mr. Seymour his annual base salary through the termination date. If Mr. Seymour’s employment is terminated at his or the Company’s election at any time due to his death or disability, or for reasons other than Cause or Voluntary Resignation (as defined in his employment agreement), Mr. Seymour will be entitled to receive the benefits described above and severance payments and benefits equal to the following, subject to certain limitations: (i) one year of his annual base salary paid in installments; (ii) a bonus payment based upon the amount of the previous year’s bonus, prorated based on the number of months of the year that Mr. Seymour worked for the Company prior to the termination paid in a lump sum; (iii) immediate vesting of any shares of the Company’s restricted common stock or options that are scheduled to vest within one year of the date of termination of employment and (iv) bonuses earned but unpaid with respect to the fiscal year ending on or preceding the date of termination pursuant to the 2009 Incentive Plan.

Security Ownership of Certain Beneficial Owners

The Company believes that the following table is an accurate representation of beneficial owners of more than 5% of the 58,525,146 shares of the Common Stock outstanding as of January 20, 2010. The table is based on reports of Schedule 13D and Schedule 13G filed with the SEC before February 1, 2010.

	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership		of Class
Steel Partners II, L.P.	3,514,813	(1)	6.0%
590 Madison Avenue 32nd Floor New York, NY 10022

GenCorp Retirement Savings Plans	4,642,084	(2)	7.9%
c/o Fidelity Management Trust Company 82 Devonshire Street Boston, MA 02109

GAMCO Investors, Inc.	6,732,426	(3)	11.5%
One Corporate Center Rye, NY 10580

BlackRock, Inc.	3,856,990	(4)	6.6%
40 East 52nd Street New York, NY 10022

Sowood Capital Management LP	2,992,400	(5)	5.1%
500 Boylston Street, 17th Floor Boston, MA 02116

Franklin Mutual Advisers, LLC	3,331,352	(6)	5.7%
101 John F. Kennedy Parkway Short Hills, CA 07078

(1)	Includes shares beneficially owned by Messrs. Lichtenstein and Henderson and various affiliated entities, including SPII, SPH, Steel Partners, and Steel Partners GP, each of which reported shared voting power and shared dispositive power with respect to such shares. All of the foregoing information is according to Amendment No. 18 to a Schedule 13D dated July 17, 2009 and filed with the SEC on July 17, 2009. As noted in the table entitled Security Ownership of Officers and Directors on page [ ] and as noted in the SPII Amendment No. 18 to a Schedule 13D dated July 17, 2009, Mr. Lichtenstein beneficially owns an additional 4,000 restricted shares of stock of the Company and Mr. Henderson beneficially owns 7,500 restricted shares of stock of the Company, both awarded to them in their capacity as Directors of the Company.

(2)	Shares held as of December 31, 2009 by Fidelity Management Trust Company, the Trustee for the GenCorp Retirement Savings Plan.

(3)	Includes shares beneficially owned by Mario J. Gabelli and various affiliated entities, including Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., GGCP, Inc., and GAMCO Investors, Inc. Gabelli Funds, LLC reported sole voting power and sole dispositive power with respect to 2,145,000 shares. GAMCO Asset Management Inc. reported sole voting power with respect to 3,817,634 shares and sole dispositive power with respect to 3,906,634 shares. Teton Advisors, Inc. reported sole voting power and sole dispositive power with respect to 499,700 shares. GGCP, Inc. reported sole voting power and sole dispositive power with respect to 20,000 shares. GAMCO Investors, Inc. reported sole voting power and sole dispositive power with respect to 161,092 shares. Includes 161,092 shares with respect to which the reporting persons have the right to acquire beneficial ownership upon conversion of the Company’s 4.0625% and 2.250% convertible subordinated debentures. All of the foregoing information is according to Amendment No. 48 to a Schedule 13D dated December 28, 2009 and filed with the SEC on December 28, 2009.

(4)	On December 1, 2009, BlackRock, Inc. (“BlackRock”) completed its acquisition of Barclays Global Investors, NA and certain of its affiliates (collectively the “BGI Entities”) from Barclays Bank PLC. As a result, substantially all of the BGI Entities are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings. BlackRock reported sole voting power and sole dispositive power with respect to such shares. All of the foregoing information is according to a Schedule 13G dated January 20, 2010 and filed with the SEC on January 29, 2010.

(5)	Includes shares beneficially owned by Sowood Capital Management LP and its general partner, Sowood Capital Management LLC, which reported shared voting power and shared dispositive power with respect to such shares. All of the foregoing information is according to a Schedule 13G dated October 10, 2006 and filed with the SEC on October 10, 2006.

(6)	Includes shares beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to investment management contracts, which are managed by Franklin Mutual Advisers, LLC (“FMA”), an indirect wholly owned subsidiary of Franklin Resources, Inc. FMA reported sole voting power and sole dispositive power with respect to such shares pursuant to such investment management contracts. All of the foregoing information is according to Amendment No. 2 to Schedule 13G dated January 15, 2010 and filed with the SEC on January 22, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and certain officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. The SEC also requires such persons to furnish the Company with copies of the Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms that the Company has received, the Company believes that all of its Directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 2009.

PROPOSAL 2
APPROVAL TO AMEND THE COMPANY’S CHARTER TO RESTRICT CERTAIN TRANSFERS OF COMMON STOCK TO PRESERVE THE VALUE OF CERTAIN TAX ASSETS ASSOCIATED WITH NET LOSS CARRYFORWARDS UNDER SECTION 382 OF THE INTERNAL REVENUE CODE

Our shareholders are being asked to approve a proposed amendment to our Charter (the “Charter Amendment”) to adopt certain restrictions on acquisitions and dispositions of our securities by persons who hold, or intend to acquire, 5% or more of the value of our stock. The restrictions on acquisitions and dispositions are intended to reduce the risk of a substantial loss of potential tax benefits arising from our Net Operating Losses (“NOLs”), Net Capital Losses (“NCLs”) and certain other tax attributes.

Our Board has unanimously recommended and declared advisable that our shareholders approve the proposed Charter Amendment.

A copy of the proposed Charter Amendment is attached to this Proxy Statement as Exhibit A, and a summary of the Charter Amendment is set forth below.

Background and Purpose of the Charter Amendment

We have available NOLs, NCLs and certain other tax attributes to offset our future taxable income. NOLs and NCLs benefit us by offsetting future taxable income, if any, dollar-for-dollar and thereby eliminating (subject to an alternative minimum tax) the U.S. federal corporate income tax on such income. The benefit of the NOLs, NCLs and certain other tax attributes can be reduced or eliminated if we undergo an ownership change, as defined in the Code (“Ownership Change”). Generally, there is an Ownership Change if, at any time, one or more 5% shareholders (as defined in the Code) have aggregate increases in their ownership in the corporation of more than 50% looking back over the relevant testing period, which can occur as a result of, among other things, acquisitions and certain dispositions of common stock by 5% shareholders. Our Board believes that it is in the best interests of our company and our shareholders to adopt provisions in our Charter, which provisions we refer to in this proxy statement as the Section 382 Ownership Limit, that are designed, subject to certain exceptions, to restrict direct and indirect acquisitions or dispositions of our equity securities if such transactions will affect the percentage of stock that is treated as owned by a 5% shareholder.

Reason and Purpose of Section 382 Ownership Limit

The Section 382 Ownership Limit is designed, subject to certain exceptions, to restrict direct and indirect acquisitions of our common stock that could result in the imposition of limitations on our use, for U.S. federal income tax purposes, of the NOLs, NCLs and certain other tax attributes that are and will be available to us, as discussed more fully below.

Description of Charter Amendment

The proposed Charter Amendment will generally prohibit any direct or indirect sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition of shares of common stock of our company or rights or options to purchase common stock of our company or any other interests that would be treated as stock of our company under the income tax regulations promulgated under the Code, if as a result of such sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition, any person or group becomes a 5% shareholder (as defined in the Code), which generally includes a person or group that beneficially owns 5% or more of the market value of the total outstanding shares of common stock of our company, or the percentage of common stock of our company owned by a 5% shareholder (as defined in the Code) would be increased. As a result of these restrictions, certain stock transactions by existing 5% shareholders would be prohibited. In addition to other exceptions, a person will not be treated as violating the

Section 382 Ownership Limit as a result of acquiring shares of stock, directly or indirectly, as a result of the issuance of a warrant, the exercise thereof, the transfer or acquisition of such warrant or stock acquired thereby, where such warrant had first been issued upon approval of our Board unless and until the person to whom such warrant was issued thereafter acquires any stock that is unrelated to the warrant. Any attempted transfer in violation of the foregoing restrictions will be null and void ab initio unless the transferor or transferee obtains the written approval of our Board. No employee or agent of our company will record any purported transfer to the extent that such transfer is prohibited by the proposed Charter Amendment, and the purported transferee will not be entitled to any rights of shareholders of our company with respect to the securities that are the subject of the prohibited transfer, including the right to vote such securities and to receive dividends or distributions, whether liquidating or otherwise, in respect of such securities.

If the proposed Charter Amendment is approved and our Board determines that a transfer would be prohibited, then, upon our written demand, the purported transferee will transfer the securities that are the subject of the prohibited transfer, or cause such securities to be transferred, to an agent designated by our Board. The agent will sell the securities to a buyer or buyers, which may include our company, in one or more arm’s-length transactions that comply with the proposed Charter Amendment. If the purported transferee has resold the securities before receiving our demand to surrender them to our agent, the purported transferee will be deemed to have sold the securities for the agent and will be required to transfer to the agent any distributions received with respect to such securities and any proceeds of the sale of such securities (except for any proceeds which our company grants the purported transferee written permission to retain and which do not exceed the amount that the purported transferee would have received from the agent if the agent had resold such securities). The proceeds of the sale of any such securities will be applied first to the agent to cover its costs and expenses, second to the purported transferee, up to the lesser of the amount paid by the purported transferee for the securities or the fair market value of the securities at the time of the attempted transfer, and third to one or more charitable organizations selected by our Board. In no event will the proceeds of the sale of such securities inure to our benefit.

The proposed Charter Amendment will, subject to certain exceptions, require any person who acquires or attempts to acquire shares of our common stock or rights or options to purchase our common stock or any other interests that would be treated as our stock under the income tax regulations in violation of the Section 382 Ownership Limit described above to immediately give written notice to us of such event and to provide to us such other information as we may request in order to determine the effect, if any, of such purported transfer on the preservation and usage of the benefit of our NOLs, NCLs and certain other tax attributes.

If the proposed Charter Amendment is approved, all certificates representing newly issued shares of our stock as well as certificates issued in connection with the transfer of shares that are subject to the foregoing restrictions will bear a legend referencing such restrictions.

Continued Risk of Ownership Change

Despite the adoption of the Section 382 Ownership Limit, there still remains a risk that certain changes in relationships among shareholders or other events will cause an Ownership Change of our company under Section 382 and Section 383 of the Code, including as a result of transfers that do not violate the Section 382 Ownership Limit. We believe the Section 382 Ownership Limit is enforceable. The Internal Revenue Service (“IRS”) has issued several private letter rulings in this area which indicate that, to the extent Section 382 Ownership Limit is enforceable and is enforced by a company, its terms will be respected for purposes of applying Section 382 and Section 383 of the Code. However, private letter rulings issued by the IRS cannot be relied upon as legal precedent. There can be no assurance, therefore, that if acquisitions in violation of the Section 382 Ownership Limit are attempted, the IRS will not assert that such acquisitions have U.S. federal income tax significance notwithstanding the Section 382 Ownership Limit.

The Charter Amendment adopting the Section 382 Ownership Limit is not binding with respect to shares of common stock issued prior to the adoption of the Section 382 Ownership Limit unless the holder of such shares has actual knowledge of the Section 382 Ownership Limit, the Section 382 Ownership Limit is noted conspicuously on the certificate representing such shares, or, in the case of uncertificated shares, the registered owners are notified of the Section 382 Ownership Limit. Therefore, even if the Section 382 Ownership Limit is approved, we cannot assure you that the Section 382 Ownership Limit will be enforceable against all of our shareholders. Consequently, even with the Charter Amendment, we may experience an Ownership Change, including as a result of a waiver or modification by our Board as described below.

Board Power to Waive or Modify Section 382 Ownership Limit

The Section 382 Ownership Limit will not apply if the proposed transferor or transferee obtains an exemption from such restrictions from our Board. Our Board may grant or deny such exemption in its sole and absolute discretion and may grant such exemption prospectively or retroactively. As a condition to granting an exemption, our Board may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board that the transfer will not result in any limitation on the use of the benefit of our NOLs, NCLs or certain other tax attributes.

Anti-Takeover Effects

Our Board unanimously recommends that the Section 382 Ownership Limit be adopted for the reasons set forth in this proxy statement. You should be aware, however, that the Section 382 Ownership Limit may have anti-takeover effects in that, subject to the limitations set forth above, it will restrict the ability of a person or entity or group to accumulate our common stock such that they become a 5% shareholder (as defined in the Code). Although the Section 382 Ownership Limit is designed as a protective measure to preserve and protect our NOLs, NCLs and certain other tax attributes, the Section 382 Ownership Limit may, if our Board does not grant an exemption, have the effect of impeding or discouraging an acquisition of common stock tender offer or other transaction, even if such a transaction may be favorable to the interests of some or all of our shareholders. This might prevent our common shareholders from realizing an opportunity to sell all or a portion of their shares of our stock at higher than market prices. In addition, the Section 382 Ownership Limit may impede the assumption of control by a holder of a large block of common stock and the removal of incumbent directors and management, even if such removal may be beneficial to all of our shareholders.

The Section 382 Ownership Limit is not in response to any effort that we are aware of to accumulate our common stock or to obtain control of our company. Our Board considers the Section 382 Ownership Limit to be reasonable and in the best interests of our company and our shareholders because the Section 382 Ownership Limit reduces certain of the risks that we will be unable to utilize our available NOLs, NCLs and certain other tax attributes. In the opinion of our Board, the fundamental importance to us and our shareholders of maintaining the availability of the NOLs, NCLs and certain other tax attributes is a more significant consideration than any indirect anti-takeover effect the Section 382 Ownership Limit may have.

The anti-takeover effect should also be considered in light of other existing circumstances applicable to us, which could also have the effect of preventing a takeover. For example, pursuant to our Charter, our Board, with the approval of a majority of the entire Board and without any action by our shareholders, may amend our Charter from time to time to increase or decrease the aggregate number of shares of common stock or the number of shares of stock of any class or series that we have authority to issue. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a change of control or other transaction that might involve a premium price for holders of our common stock or otherwise be in the interests of our shareholders.

Possible Effects on Liquidity

The Section 382 Ownership Limit will restrict a shareholder’s ability to acquire, directly or indirectly, additional shares of our common stock in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of such shareholder’s stock may be restricted as a result of the Section 382 Ownership Limit, and a shareholder’s ownership of common stock may become subject to the Section 382 Ownership Limit upon the actions taken by certain related persons. If the Section 382 Ownership Limit is approved, we would impose a legend reflecting the Section 382 Ownership Limit on certificates representing newly issued or transferred shares of common stock or, in the case of uncertificated shares, notify the registered owners of the Section 382 Ownership Limit. These restrictions increase any risks associated with the ownership of our common stock and may also result in a decreased valuation of such stock due to the resulting restrictions on acquisition to persons directly or indirectly owning or seeking to acquire a significant block of our common stock.

Vote Required and Board Recommendation

For the proposal to approve the Charter Amendment, you may vote in favor of the proposal, against the proposal or abstain from voting. If a quorum is present, approval of this proposal requires the affirmative vote of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

Our Board unanimously recommends a vote FOR the proposal to approve the Charter Amendment.

PROPOSAL 3
APPROVAL OF AN AMENDMENT OF THE GENCORP 2009 EQUITY AND PERFORMANCE INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED AND RESERVED FOR ISSUANCE THEREUNDER

On March 25, 2009, the Company’s shareholders approved the adoption of the GenCorp 2009 Equity and Performance Incentive Plan (referred to in this section of the Proxy Statement as the “Plan”), which contained 500,000 shares of GenCorp common stock available for grant thereunder. The Plan provides equity-based compensation through the grant of cash-based awards, nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units and other stock-based awards. On October 6, 2009, the Board, upon the recommendation and approval of the Compensation Committee approved certain amendments, effective October 6, 2009, to the Plan, including an amendment to the definition of “Change in Control” (applicable to grants made after October 6, 2009) such that the definition of “Change in Control” would be consistent among each of the Company Plans. The October 2009 amendment did not require prior shareholder approval.

The Company’s shareholders are now being asked to approve an amendment to the Plan to increase by 1,000,000 the number of shares of GenCorp common stock that the Company may issue under the Plan. Under the Plan, as amended and restated by this proposal, the total shares available for award grants will equal 1,500,000, although awards for 236,794 of the 500,000 shares currently authorized under the Plan already have been granted.

The Company believes that an adequate reserve of shares available for issuance under the Plan is necessary to enable the Company to attract, motivate, and retain key employees and Directors and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company. For this purpose, subject to the approval of shareholders, the Board adopted the GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan on January 26, 2010. If shareholders do not approve the amended and restated Plan, the Plan will remain in place in accordance with its terms prior to such amendment and restatement.

A copy of the amended and restated Plan is attached to this Proxy Statement as Exhibit B, and a summary of the Plan, as amended and restated, is set forth below. The summary is qualified in its entirety by reference to the amended and restated Plan.

Other than the proposed amendment to the Plan to increase the number of shares of GenCorp common stock that the Company may issue under the Plan, there have been no other material changes to the Plan which would require prior shareholder approval.

The Company intends to register the 1,000,000 share increase on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, as soon as is practicable after receiving shareholder approval.

Summary of the Amended Plan

Purpose of the Plan.  The Plan is intended as an incentive to attract, motivate, and retain employees and Directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

Administration of the Plan.  The Plan is to be administered by the Compensation Committee consisting of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 and, “outside directors” within the meaning of Section 162(m) of the Code. In the event that for any reason the Compensation Committee is unable to act or if the Compensation Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more “non-employee directors,” or if there is no such committee, then the Plan will be administered by the Board.

Subject to the other provisions of the Plan, the Compensation Committee will have the authority, in its discretion: (i) to grant cash-based awards, nonqualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards, all of which are referred to collectively as “Awards”; (ii) to determine the terms and conditions of each Award granted (which need not be identical); (iii) to interpret the Plan and all Awards granted thereunder; and (iv) to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility.  The persons eligible for participation in the Plan as recipients of Awards include employees and Directors to the Company or any subsidiary or affiliate of the Company. Approximately 200 individuals are currently eligible to participate in the Plan. In selecting participants, and determining the number of shares of Common Stock covered by each Award, the Compensation Committee may consider any factors that it deems relevant.

Shares Subject to the Plan.  Subject to the conditions outlined below, the total number of shares of Common Stock which may be issued pursuant to Awards granted under the Plan may not exceed 1,500,000 shares of Common Stock.

In the event of certain corporate events or transactions (including, but not limited to, a change in a majority of the members of the Board, the sale of all, or substantially all, of the assets of the Company or a change in the shares of the Company or the capitalization of the Company), the Compensation Committee, in its sole discretion, in order to prevent dilution or enlargement of a participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of shares of Common Stock that may be issued under the Plan or under particular forms of Awards, the number and kind of shares of Common Stock subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the annual Award limits, and other value determinations applicable to outstanding Awards.

Options.  An option granted under the Plan is designated at the time of grant as either an incentive stock option or as a non-qualified stock option. Upon the grant of an option to purchase shares of Common Stock, the Compensation Committee will specify the option price, the maximum duration of the option, the number of shares of Common Stock to which the option pertains, the conditions upon which an option shall become vested and exercisable, and such other provisions as the Compensation Committee shall determine which are not inconsistent with the terms of the Plan. The purchase price of each share of Common Stock purchasable under an option will be determined by the Compensation Committee at the time of grant, but may not be less than 100% of the fair market value of such share of Common Stock on the date the option is granted, provided, however, that an option granted outside the United States to a person who is a non-U.S. taxpayer may be granted with a option price less than the fair market value of the underlying shares on the date of grant if necessary to utilize a locally available tax advantage. No option shall be exercisable later than the seventh anniversary date of its grant, provided, that for options granted to participants outside the United States who are non-U.S. taxpayers, the Compensation Committee has the authority to grant options that have a term greater than seven years.

SARs.  SARs will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee. The term of SARs granted under the Plan shall be determined by the Compensation Committee, in its sole discretion, and except as determined otherwise by the Compensation Committee, no stock appreciation right shall be exercisable later than the seventh anniversary date of its grant, provided, however, that for SARs granted to participants who are non-U.S. taxpayers, the Compensation Committee has the authority to grant SARs that have a term greater than seven years.

Restricted Stock and Restricted Stock Units.  Shares of restricted stock and/or restricted stock units may be granted under the Plan aside from, or in association with, any other Award and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Compensation Committee deems desirable. Except with respect to a maximum of 5% of the shares authorized under the Plan or as otherwise provided in the Plan, any Awards of restricted stock and/or restricted stock units which vest on the basis of the participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three year period and any Awards of restricted stock and/or restricted stock units which vest upon the attainment of performance goals shall provide for a performance period of at least 12 months.

Performance Units/Performance Shares.  Subject to the terms and provisions of the Plan, the Compensation Committee, at any time and from time to time, may grant performance units and/or performance shares to participants in such amounts and upon such terms as the Compensation Committee shall determine. Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to the fair market value of a share of Common Stock on the date of grant. The Compensation Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of performance units/performance shares that will be paid out to the participant.

Cash-Based Awards and Other Stock-Based Awards.  Subject to the provisions of the Plan, the Compensation Committee may grant cash-based awards or other types of equity-based or equity-related awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Each cash-based award shall specify a payment amount or payment range as determined by the Compensation Committee. Each other stock-based award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Compensation Committee.

Restrictions on Transferability.  The Awards granted under the Plan are not transferable and may be exercised solely by a participant during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution or as otherwise required by law. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Award contrary to the provisions set forth in the Plan will be void and ineffective and will give no right to the purported transferee.

Change in Control.  The Compensation Committee may provide for the acceleration of the vesting and exercisability of outstanding options, vesting of restricted stock and restricted stock units and earlier exercise of Freestanding SARs, in the event of a Change in Control of the Company.

Termination of the Plan.  Unless sooner terminated as provided therein, the Plan shall terminate ten years from the date the Plan is approved by shareholders.

Amendments to the Plan.  The Compensation Committee may at any time alter, amend, modify, suspend, or terminate the Plan and any evidence of Award in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, options issued under the Plan to any individual will not be repriced, replaced, or regranted through cancellation, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

Federal Income Tax Consequences

Incentive Options.  Options that are granted under the Plan and that are intended to qualify as incentive stock options must comply with the requirements of Section 422 of the Code. An option holder is not taxed upon the grant or exercise of an incentive stock option; however, the difference between the fair market value of the shares of Common Stock on the exercise date and the exercise price will be an item of adjustment for purposes of the alternative minimum tax. If an option holder holds shares of Common Stock acquired upon the exercise of an incentive stock option for at least two years following the date of the grant of the option and at least one year following the exercise of the option, the option holder’s gain, if any, upon a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the option holder’s basis in the shares (which generally would equal the exercise price). If the option holder disposes of shares of Common Stock acquired pursuant to exercise of an incentive stock option before satisfying the one-and-two year holding periods described above, the option holder may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the option holder’s adjusted basis in the shares (generally the option exercise price); or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the incentive stock option.

The Company is not entitled to an income tax deduction on the grant or the exercise of an incentive stock option or on the option holder’s disposition of the shares of Common Stock after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will generally be entitled to an income tax deduction in the year the option holder disposes of the shares, in an amount equal to the ordinary income recognized by the option holder.

Nonqualified Options.  In the case of a non-qualified stock option, an option holder is not taxed on the grant of such option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of the exercise. The Company is generally entitled to an income tax deduction in the year of exercise in the amount of the ordinary income recognized by the option holder. Any gain on subsequent disposition of the shares of Common Stock is long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

SARs.  No taxable income will be recognized by an option holder upon receipt of a stock appreciation right and the Company will not be entitled to a tax deduction upon the grant of such right.

Upon the exercise of a stock appreciation right, the holder will include in taxable income, for federal income tax purposes, the fair market value of the cash and other property received with respect to the stock appreciation right and the Company will generally be entitled to a corresponding tax deduction.

Other Awards.  A recipient of restricted stock, restricted stock units, performance shares and performance units will not have taxable income upon grant, but will have ordinary income at the time of vesting. The amount of income will equal the fair market value on the vesting date of the shares and/or cash received minus the amount, if any, paid by the recipient. A recipient of restricted stock may instead, however, elect to be taxed at the time of grant. The Company will generally be entitled to an income tax deduction for the taxable year for which the recipient includes the amount in income.

The Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those grants for which such qualification as available and for such exception is intended. The Plan is designed so that all awards are either exempt from Section 409A of the Code or will satisfy Section 409A of the Code.

Aggregate Past Grants Under the Plan

As of January 20, 2010, awards covering 236,794 shares of GenCorp common stock had been granted under the Plan. This number of shares includes shares subject to awards that expired or terminated without having been exercised or paid and became available for new award grants under the Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock and restricted stock vesting prior to that date, and any option, unvested restricted stock and restricted stock holdings as of that date.

	Number of Shares		Number of Shares
	Underlying Stock		Underlying
Name and Principal Position	Options		Restricted Stock
J. Scott Neish	—		—
Interim President and CEO and Vice President; and President, Aerojet-General Corporation
Scott J. Seymour	100,000		120,000
President and CEO and President of Aerojet-General Corporation
Kathleen E. Redd	8,750	(1)	7,500	(1)
Vice President, CFO and Secretary
Chris W. Conley	1,875	(1)	1,875	(1)
Vice President, Environmental, Health & Safety
Robert E. Shenton	3,572	(1)	2,500	(1)
Vice President and Chief Operating Officer, Aerojet-General Corporation
Total for all current Executive Officers (including the Named Executive Officers identified above)	115,447	(2)	133,125	(2)
Non-Executive Director Group	—		—
All employees, including all current officers who are not executive officers, as a group	43,293	(3)	28,169	(3)

(1)	Potential awards which, if approved by the Committee, that could not be fully awarded under the 1999 GenCorp Inc. Equity and Performance Incentive Plan because of any numerical limit on awards set forth thereunder.

(2)	Includes potential awards which, if approved by the Committee, that could not be fully awarded under the 1999 GenCorp Inc. Equity and Performance Incentive Plan because of any numerical limit on awards set forth thereunder amounting to 15,447 shares and 13,125 shares for stock options and restricted stock, respectively.

(3)	Includes potential awards which, if approved by the Committee, that could not be fully awarded under the 1999 GenCorp Inc. Equity and Performance Incentive Plan because of any numerical limit on awards set forth thereunder amounting to 31,000 shares and 19,469 shares for stock options and restricted stock, respectively.

New Plan Benefits

No awards will be granted under the Plan with respect to this Proposal 3 prior to approval by the shareholders of the Company of the amended and restated Plan containing the share reserve increase.

Awards under the Plan will be granted at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates, and actual Company performance against performance goals established with respect to performance awards, among other things. Consequently, it is not possible to determine the exact benefits or number of shares subject to awards that may be granted in the future to persons eligible for participation in the Plan

As of January 20, 2010, the fair market value of a share of the Company’s common stock was $6.39.

Vote Required and Board Recommendation

The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is necessary to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote.

Our Board unanimously recommends a vote FOR the amendment to the GenCorp Inc. 2009 Equity and Performance Incentive Plan.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for fiscal year 2010. The Audit Committee is submitting Proposal 4 to shareholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent auditors, whether or not the Company’s shareholders ratify the appointment.

Representatives of PwC are expected to be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is necessary to approve Proposal 4, the ratification of the appointment of the Company’s independent auditors. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal 4. The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of PwC unless a contrary choice is indicated.

The Board unanimously recommends a vote FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year 2010.

Audit Fees

The Auditors’ aggregate fees billed for professional services rendered by them for the audit of the Company’s annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form 10-Q, or services that are normally provided in connection with statutory audits were:

	Fiscal Year Ended
	2009	2008
	In Thousands

Audit fees	$2,714	$3,315

Audit-Related Fees

The Auditors’ aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees” above were:

	Fiscal Year Ended
	2009	2008
	In Thousands

Audit-related fees	$20	$—

Tax Fees

The Auditors’ aggregate fees billed for professional services rendered by them for tax compliance, tax advice and tax planning were:

	Fiscal Year Ended
	2009	2008
	In Thousands

Tax fees	$71	$14

All Other Fees

The Auditors’ aggregate fees billed for products and services provided by them, other than those reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” were:

	Fiscal Year Ended
	2009	2008
	In Thousands

All other fees	$9	$10

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Prior to engagement of the independent auditors for the next year’s audit, management will submit an aggregate of services expected to be rendered during the year for Audit, Audit-Related, Tax and Other Fees for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the fiscal year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Other Business

As of the time this Proxy Statement was printed, the Company was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy pursuant to discretionary authority conferred thereby, to vote the proxy in accordance with their best judgment on such matters.

Submission of Shareholder Proposals

Shareholders who intend to have their proposals considered for inclusion in the Company’s proxy materials related to the 2011 annual meeting of shareholders must submit their proposals to the Company no later than November [  ], 2010. Shareholders who intend to present a proposal at the 2011 annual meeting of shareholders without inclusion of that proposal in the Company’s proxy materials are required to provide notice of their proposal to the Company no later than January [  ], 2011. The Company’s proxy for the 2011 annual meeting of shareholders will grant authority to the persons named in the proxy card to exercise their voting discretion with respect to any proposal of which the Company does not receive notice by January [  ], 2011. All proposals for inclusion in the Company’s proxy materials and notices of proposals should be sent to Chairman of the Corporate Governance Committee, c/o Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, CA 95853-7012 (overnight courier — Highway 50 & Aerojet Road, Rancho Cordova, CA 95742).

It is important that proxies be voted promptly; therefore, shareholders who do not expect to attend in person are urged to vote by either (a) using the toll-free telephone number shown on your proxy card, (b) casting your vote electronically at the web site listed on your proxy card, or (c) completing, signing, dating and promptly returning the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors,

/s/  KATHLEEN E. REDD
Vice President,
Chief Financial Officer
and Secretary

February [  ], 2010

EXHIBIT A

Eleventh: Restrictions on Transfers

11.1  Definitions.  As used in this Article ELEVENTH, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

“5-percent Transaction” means any Transfer described in clause (a) or (b) of Section 11.2.

“5-percent Stockholder” means a Person or group of Persons that is a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g).

“Agent” has the meaning set forth in Section 11.5.

“Board of Directors” or “Board” means the board of directors of the Corporation.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.

“Common Stock” means any interest in Common Stock, par value $0.10 per share, of the Corporation that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Corporation Security” or “Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation, and (iv) any Stock.

“Effective Date” means the date of filing of this Certificate of Amendment of Articles of Incorporation of the Corporation with the Secretary of State of the State of Ohio.

“Excess Securities” has the meaning given such term in Section 11.4.

“Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article ELEVENTH is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with Section 11.12 of this Article ELEVENTH.

“Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision.

“Person” means any individual, firm, corporation, partnership, limited liability company or other legal entity, and includes any successor (by merger or otherwise) of such entity; provided, however, that a Person shall not mean a Public Group.

“Pre-existing 5-percent Stockholder” means (i) any Person that has filed a Schedule 13D or 13G with respect to the Corporation on or before the Effective Date and (ii) any “5-percent owner” or “higher tier entity” of any Person described in clause (i) within the meaning of Treasury Regulation § 1.382-2T(f)(10) and 1.382-2T(f)(14).

“Preferred Stock” means any interest in Cumulative Preference Stock, par value $1.00 per share, of the Corporation that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

“Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article ELEVENTH.

“Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

“Purported Transferee” has the meaning set forth in Section 11.4.

“Securities” and “Security” each has the meaning set forth in Section 11.7.

“Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

“Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

“Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.

“Transferee” means any Person to whom Corporation Securities are Transferred.

“Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

11.2  Transfer and Ownership Restrictions.  In order to preserve the Tax Benefits, from and after the Effective Date of this Article ELEVENTH any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio (a) if the transferor is a 5-percent Stockholder or (b) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons would become a 5-percent Stockholder or (2) the Percentage Stock Ownership in the Corporation of any 5-percent Stockholder would be increased.

11.3  Exceptions.

(a)  Notwithstanding anything to the contrary herein, if a Transfer by (but not to) a Pre-existing 5-percent Stockholder otherwise would be prohibited by Section 11.2, such Transfer shall not be prohibited under Section 11.2 if both of the following conditions are met: (i) such Transfer does not increase the Percentage Stock Ownership of any 5-percent Stockholder or create a new 5-percent Stockholder, in each case other than a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)), and (ii) the Stock that is the subject of the Transfer was acquired by such Pre-existing 5-percent Stockholder prior to the Effective Date.

(b)  The restrictions set forth in Section 11.2 shall not apply to an attempted Transfer that is a 5-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 11.3, the Board of Directors, may, in its sole discretion, require (at the expense of the transferor and/or the Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits;

provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is or is reasonably likely to be in the best interests of the Corporation. The Board of Directors may impose such conditions, if any, that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article ELEVENTH through duly authorized officers or agents of the Corporation. Nothing in this Section 11.3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

11.4  Excess Securities.

(a)  No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 11.5 or until an approval is obtained under Section 11.3(b). After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 11.4 or Section 11.5 shall also be a Prohibited Transfer.

(b)  The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all of the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article ELEVENTH, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this Article ELEVENTH as a condition to registering any transfer.

11.5  Transfer to Agent.  If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited

Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 11.6 if the Agent rather than the Purported Transferee had resold the Excess Securities.

11.6  Application of Proceeds and Prohibited Distributions.  The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover all of its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the sole discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 11.6. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 11.6 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

11.7  Modification of Remedies for Certain Indirect Transfers.  In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Ohio law (“Securities,” and individually, a “Security”) but which would cause a 5-percent Stockholder to violate a restriction on Transfers provided for in this Article ELEVENTH, the application of Section 11.5 and Section 11.6 shall be modified as described in this Section 11.7. In such case, no such 5-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 5-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 5-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 5-percent Stockholder, following such disposition, not to be in violation of this Article ELEVENTH. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 11.5 and 11.6, except that the maximum aggregate amount payable either to such 5-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 5-percent Stockholder or such other Person. The purpose of this Section 11.7 is to extend the restrictions in Sections 11.2 and 11.5 to situations in which there is a 5-percent Transaction without a direct Transfer of Securities, and this Section 11.7, along with the other provisions of this Article ELEVENTH, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

11.8  Legal Proceedings; Prompt Enforcement.  If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 11.5 (whether or not made within the time specified in Section 11.5), then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 11.8 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article ELEVENTH being void ab initio, (b) preclude the

Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 11.5 to constitute a waiver or loss of any right of the Corporation under this Article ELEVENTH. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article ELEVENTH.

11.9  Liability.  To the fullest extent permitted by law, any shareholder subject to the provisions of this Article ELEVENTH who knowingly violates the provisions of this Article ELEVENTH and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

11.10  Obligation to Provide Information.  As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article ELEVENTH or the status of the Tax Benefits of the Corporation.

11.11  Legends.  The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article ELEVENTH bear the following legend:

“THE ARTICLES OF INCORPORATION, AS AMENDED (THE “ARTICLES OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE ARTICLES OF INCORPORATION) OF COMMON STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE ARTICLES OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF OHIO (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S ARTICLES OF INCORPORATION TO CAUSE THE FIVE PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE ARTICLES OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under

Section 11.3 of this Article ELEVENTH also bear a conspicuous legend referencing the applicable restrictions.

11.12  Authority of Board of Directors.

(a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article ELEVENTH, including, without limitation, (i) the identification of 5-percent Stockholders, (ii) whether a Transfer is a 5-percent Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any 5-percent Stockholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 11.6, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article ELEVENTH. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article ELEVENTH for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article ELEVENTH.

(b) Nothing contained in this Article ELEVENTH shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article ELEVENTH, (iii) modify the definitions of any terms set forth in this Article ELEVENTH or (iv) modify the terms of this Article ELEVENTH as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(c) In the case of an ambiguity in the application of any of the provisions of this Article ELEVENTH, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge. In the event this Article ELEVENTH requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article ELEVENTH. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article ELEVENTH. The Board of Directors may delegate all or any portion of its duties and powers under this Article ELEVENTH to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article ELEVENTH through duly authorized officers or agents of the Corporation. Nothing in this Article ELEVENTH shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

11.13  Reliance.  To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article ELEVENTH, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

11.14  Benefits of This Article Eleventh.  Nothing in this Article ELEVENTH shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article ELEVENTH. This Article ELEVENTH shall be for the sole and exclusive benefit of the Corporation and the Agent.

11.15  Severability.  The purpose of this Article ELEVENTH is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article ELEVENTH or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article ELEVENTH.

11.16  Waiver.  With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article ELEVENTH, (1) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (2) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

EXHIBIT B

GenCorp Inc.
Amended and Restated 2009 Equity and Performance Incentive Plan

ARTICLE 1.

Establishment, Purpose, and Duration

1.1  Establishment.  GenCorp Inc., an Ohio corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2009 Equity and Performance Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.

The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2  Purpose of the Plan.  The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Employees and Directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

1.3  Duration of the Plan.  Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1  “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the General Rules and Regulations of the Exchange Act.

2.2  “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3  “Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock-Based Awards, in each case subject to the terms of this Plan. Awards shall also include, if approved by the Committee, any Nonqualified Stock Options, Incentive Stock Options, or Performance Shares that could not be fully awarded under the 1999 GenCorp Inc. Equity and Performance Incentive Plan because of any numerical limit on Awards set forth thereunder.

2.4  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the General Rules and Regulations under the Exchange Act.

2.5  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6  “Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.7  “Change in Control” means a Change in Control as defined in Article 15.

2.8  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9.  “Committee” means the Organization and Compensation Committee of the Board, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee shall consist of two or more directors who are Nonemployee Directors and “Outside Directors” (as such term is defined in Section 162(m) of the Code).

2.10  “Company” means GenCorp Inc., an Ohio corporation, and any successor thereto as provided in Article 18 herein.

2.11  “Consolidated Operating Earnings” means the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

2.12  “Covered Employee” means a Participant who is a “covered employee,” as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

2.13  “Director” means a member of the Board of Directors of the Company and/or any of its Affiliates and/or Subsidiaries.

2.14  “Effective Date” has the meaning set forth in Section 1.1.

2.15  “Employee” means any employee of the Company, its Affiliates and/or Subsidiaries.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17  “Extraordinary Items” means (i) extraordinary, unusual and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.18  “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

2.19  “Fair Market Value” or “FMV” means the last sales price reported for the Shares on the applicable date as reported on the principal national securities exchange in the United States on which it is then traded or The NASDAQ Stock Market (if the Shares are so listed), or, if not so listed, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. If, however, the required accounting standards used to account for equity Awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan such that fair value accounting for such Awards becomes required, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances.

2.20  “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Shares.

2.21  “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.22  “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.23  “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

2.24  “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.25  “Net Income” means the consolidated net income before taxes for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.26  “Nonemployee Director” has the same meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the United States Securities and Exchange Commission.

2.27  “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of Section 422 of the Code, or that otherwise does not meet such requirements.

2.28  “Operating Cash Flow” means cash flow from operating activities as defined in Statement of Financial Accounting Standards Number 95, Statement of Cash Flows.

2.29  “Option” means the right to purchase Shares granted to a Participant in accordance with Article 6. Options granted under this Plan may be Nonqualified Stock Options, Incentive Stock Option or a combination thereof.

2.30  “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.31  “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.32  “Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.33  “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.34  “Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.35  “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.36  “Performance Share” means an Award granted to a Participant, as described in Article 9.

2.37  “Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.38  “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.39  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.40  “Plan” means the GenCorp Inc. 2009 Equity and Performance Incentive Plan.

2.41  “Plan Year” means the Company’s fiscal year that begins December 1 and ends November 30.

2.42  “Restricted Stock” means Shares granted or sold to a Participant pursuant to Article 8 as to which the Period of Restriction has not lapsed.

2.43  “Restricted Stock Unit” means a unit granted or sold to a Participant pursuant to Article 8 as to which the Period of Restriction has not lapsed.

2.44  “Section 409A Rules” means the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder.

2.45  “Share” means a share of common stock of the Company, $.10 par value per share.

2.46  “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR and granted pursuant to the terms of Article 7 herein.

2.47  “Subsidiary” means a corporation, company or other entity (i) more than 50 percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent (50%) of the total combined voting power represented by all classes of stock issued by such corporation.

ARTICLE 3.

Administration

3.1  General.  The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2  Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Evidence of Award or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in an Evidence of Award, and, subject to Article 16, adopting modifications and amendments to the Plan or any Evidence of Award, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, Award or other acquisition under the Plan does not consist of two or more Nonemployee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board.

ARTICLE 4.

Shares Subject to the Plan and Maximum Awards

4.1  Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be one million five hundred thousand (1,500,000) Shares, all of which may be Incentive Stock Options;

(b) Of the Shares reserved for issuance under Section 4.1(a) of the Plan, no more than two hundred fifty thousand (250,000) of the reserved Shares may be issued pursuant to Full Value Awards.

(c) Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued to Nonemployee Directors shall be fifty thousand (50,000) Shares, and no Nonemployee Director may receive more than ten thousand (10,000) Shares in any Plan Year.

4.2  Share Usage.  Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and any Shares so tendered shall again be available for issuance under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares, treasury Shares or a combination thereof.

4.3  Annual Award Limits.  Subject to the terms of Section 4.1 hereof and unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit,” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a) Options:  The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be fifty thousand (50,000).

(b) Incentive Stock Options:  The maximum aggregate number of Shares subject to Incentive Stock Options granted under the Plan to any one Participant shall be fifty thousand (50,000).

(c) SARs:  The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be fifty thousand (50,000).

(d) Restricted Stock or Restricted Stock Units:  The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be fifty thousand (50,000).

(e) Performance Units or Performance Shares:  The maximum aggregate Award of Performance Units or Performance Shares that any one Participant may receive in any one Plan Year shall be fifty thousand (50,000) Shares, or equal to the value of fifty thousand (50,000) Shares determined as of the date of vesting or payout, as applicable.

(f) Cash-Based Awards:  The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the value of one hundred thousand dollars ($100,000) determined as of the date of vesting or payout, as applicable.

(g) Other Stock-Based Awards.  The maximum aggregate grant with respect to other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be one hundred thousand (100,000) Shares.

4.4  Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

Except as otherwise provided by Section 162(m) of the Code, the Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 16, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 422 of the Code and the Section 409A Rules, where applicable.

To the extent that any Award hereunder is one that is made solely because of a limitation on awards under the 1999 GenCorp Inc. Equity and Performance Incentive Plan such Award shall reduce on a Share for Share basis, as applicable, any limit on Shares set forth in this Section 4.

ARTICLE 5.

Eligibility and Participation

5.1  Eligibility.  Individuals eligible to participate in this Plan include all Employees and Nonemployee Directors.

5.2  Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant’s length of service, promotions and potential.

ARTICLE 6.

Options

6.1  Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2  Evidence of Award.  Each Option grant shall be evidenced by an Evidence of Award that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

6.3  Option Price.  The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Evidence of Award. The Option Price may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided, however, that an Option granted outside the United States to a person who is a non-U.S. taxpayer may be granted with a Option Price less than the Fair Market Value of the underlying Shares on the date of grant if necessary to utilize a locally available tax advantage.

6.4  Duration of Options.  Except as otherwise provided in Section 422 of the Code, each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and specify in the Evidence of Award; provided, however, that no Option shall be exercisable later than the seventh (7th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States who are non-U.S. taxpayers, the Committee has the authority to grant Options that have a term greater than seven (7) years.

6.5  Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and specify in the Evidence of Award, which terms and restrictions need not be the same for each grant or for each Participant. The Committee may provide in the Evidence of Award for the acceleration of the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion, in the event of a Change in Control.

6.6  Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, (i) a cashless (broker-assisted) exercise, or (ii) a reduction in the number of Shares that would otherwise be issued by such number of Shares having in the aggregate a Fair Market Value at the time of exercise equal to the portion of the Option Price being so paid.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request,

Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable and specify in the Evidence of Award, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8  Termination of Employment.  Each Participant’s Evidence of Award shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9  Transferability of Options.  Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, no Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. With respect to those Options, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

ARTICLE 7.

Stock Appreciation Rights

7.1  Grant of SARs.  Subject to the terms and conditions of the Plan, SARs, including Freestanding SARs, may be granted to Participants at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Evidence of Award. The Grant Price may include (but not be limited to) a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a Grant Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion to the extent consistent with the Section 409A Rules.

7.2  SAR Agreement.  Each SAR Award shall be evidenced by an Evidence of Award that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3  Term of SAR.  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Evidence of Award, no SAR shall be exercisable later than the seventh (7th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants who are non-U.S. taxpayers, the Committee has the authority to grant SARs that have a term greater than seven (7) years.

7.4  Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes and specifies in the Evidence of Award. The Committee may provide in the Evidence of Award for the earlier exercise of Freestanding SARS in the event of a Change in Control.

7.5.  Payment of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Evidence of Award pertaining to the grant of the SAR.

7.6  Termination of Employment.  Each Evidence of Award shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.7  Nontransferability of SARs.  Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law. Further, except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.8  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE 8.

Restricted Stock and Restricted Stock Units

8.1  Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall represent the right of a Participant to receive payment upon the lapse of the Period of Restriction.

8.2  Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Evidence of Award that shall specify the Period(s) of

Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3  Transferability.  Except as provided in this Plan or an Evidence of Award, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Evidence of Award (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Evidence of Award or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Evidence of Award or at any time by the Committee.

8.4  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 4.1(a), or as otherwise provided in Section 8.7 hereto, any Awards of Restricted Stock or Restricted Stock Units which vest on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Awards of Restricted Stock or Restricted Stock Units which vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. The Committee may provide in the Evidence of Award for immediate vesting of Restricted Stock or Restricted Stock Units, in whole or in part, in the event of a Change in Control.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5  Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend as determined by the Committee in its sole discretion.

8.6  Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Evidence of Award, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7  Termination of Employment.  To the extent consistent with the Section 409A Rules, each Evidence of Award shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9.

Performance Units/Performance Shares

9.1  Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2  Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion as described in Section 11.4 which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3  Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4  Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Evidence of Award. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Evidence of Award pertaining to the grant of the Award.

9.5  Termination of Employment.  To the extent consistent with the Section 409A Rules and Section 162(m) of the Code, each Evidence of Award shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.6  Nontransferability.  Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law. Further, except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 10.

Cash-Based Awards and Other Stock-Based Awards

10.1  Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2  Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3  Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may design Cash-Based Awards and Other Stock-Based Awards to qualify as Performance-Based Compensation and may design Cash-Based Awards and Other Stock-Based Awards to not qualify as Performance-Based Compensation. If the Committee exercises its discretion to establish Cash-Based Awards and Other Stock-Based Awards as Performance-Based Compensation, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Measures are met.

10.4  Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or a combination thereof, as the Committee determines.

10.5  Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6  Nontransferability.  Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

ARTICLE 11.

Performance Measures

11.1  Performance Measures.  Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Measures:

(a) Net earnings or net income (before or after taxes and interest/investments);

(b) Earnings per share;

(c) Earnings per share growth;

(d) Net sales growth;

(e) Net earnings or net income growth (before or after taxes and interest/investment);

(f) Net operating profit;

(g) Return measures (including return on assets, capital, equity, or sales);

(h) Cash flow (including operating cash flow , free cash flow, and cash flow return on capital);

(i) Earnings before or after taxes, interest, depreciation, and/or amortization;

(j) Gross or operating margins or growth thereof;

(k) Productivity ratios;

(l) Share price (including growth measures and total shareholder return);

(m) Expense targets;

(n) Operating efficiency;

(o) Customer satisfaction;

(p) Revenue or Revenue growth;

(q) Operating profit growth;

(r) Working capital targets;

(s) Economic value added;

(t) Real estate management objectives;

(u) Sale or disposition of assets; and

(v) Acquisition of key assets.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (l) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

To the extent that any Award hereunder is one that is made solely because of a limitation on awards under the 1999 GenCorp Inc. Equity and Performance Incentive Plan, the Performance Measurement shall be the same as under the 1999 GenCorp Inc. Equity and Performance Incentive Plan.

11.2  Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

11.3  Adjustment of Performance-Based Compensation.  The terms of Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be modified, except to the extent that after such modification the Award would continue to constitute Performance-Based Compensation. The Committee shall retain the discretion to reduce the amount of any payment under an Award that is designed to qualify as Performance-Based Compensation that would otherwise be payable to a Covered Employee, either on a formula or discretionary basis or any combination, as the Committee determines.

11.4  Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may base vesting on Performance Measures other than those set forth in Section 11.1.

ARTICLE 12.

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 13.

Deferrals

To the extent permitted by the Section 409A Rules, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, consistent with the Section 409A Rules.

ARTICLE 14.

Rights of Participants

14.1  Employment.  Nothing in the Plan or an Evidence of Award shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

14.2  Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3  Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 15.

Change in Control

15.1  Change in Control.  For purposes of this Plan, a “Change in Control” shall mean the occurrence during the term of any of the following events:

(a) All or substantially all (meaning having a total gross fair market value at least equal to 50.1% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions) of the assets of the Company are acquired by a Person (during a twelve month period ending on the date of the most recent acquisition by such Person); or

(b) The Company is merged, consolidated, or reorganized into or with another corporation or entity during a twelve-month period with the result that upon the conclusion of the transaction less than 50.1% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the surviving, resulting or acquiring corporation are beneficially owned (as that term is defined in Rule 13-d 3 under the Exchange Act) by the shareholders of the Company immediately prior to the completion of the transaction.

ARTICLE 16.

Amendment, Modification, Suspension, and Termination

16.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 16.3 and 16.4, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Evidence of Award in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

16.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments, consistent with Section 162(m) of the Code and the Section 409A Rules, in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

16.3  Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Evidence of Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award except as required under the tax laws.

16.4  Compliance with the Section 409A Rules.  It is the intention of the Board that the Plan comply strictly with the Section 409A Rules and the Committee shall exercise its discretion in granting Awards hereunder (and the terms of such grants), accordingly. The Plan and any grant of an Award hereunder may be amended from time to time as may be necessary or appropriate to comply with the Section 409A Rules.

ARTICLE 17.

Withholding

17.1  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2  Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 18.

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19.

General Provisions

19.1  Forfeiture Events.

(a) The Committee may specify in an Evidence of Award that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

19.2  Legend.  The certificates for Shares may include any legend, which the Committee deems appropriate in its sole discretion to reflect any restrictions on transfer of such Shares.

19.3  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.4  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option. Such provision, however, shall remain in effect for other Options and there shall be no further effect on any provision of this Plan.

19.5  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.6  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.7  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.8  Investment Representations.  The Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

19.9  Employees Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees and/or Nonemployee Directors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees and/or Nonemployee Directors outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

19.10  Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.11  Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

19.12  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.13  Retirement and Welfare Plans.  Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

19.14  Nonexclusivity of the Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

19.15  No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

19.16  Governing Law.  The Plan and each Evidence of Award shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Evidence of Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Ohio, to resolve any and all issues that may arise out of or relate to the Plan or any related Evidence of Award.

Dear Shareholder:
The Annual Meeting of Shareholders of GenCorp will be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York on March 24, 2010 at 9:00 a.m. Eastern time. At the meeting, shareholders will be asked to (i) elect directors, (ii) amend the Company’s Amended Articles of Incorporation to restrict transfers of the Company’s common stock to preserve the value of certain tax assets associated with net operating loss carryforwards under Section 382 of the Internal Revenue Code, (iii) approve an amendment to the GenCorp 2009 Equity and Performance Incentive Plan to increase the number of shares authorized and reserved for issuance thereunder by 1,000,000 shares, (iv) ratify the appointment of the independent auditors of the Company for the fiscal year ending November 30, 2010, and (v) transact such other business as may properly come before the meeting. Whether or not you plan on attending the meeting, please review the enclosed proxy materials and vote your shares as described on the back of this card.
James R. Henderson
Chairman of the Board
YOUR VOTE IS IMPORTANT!
▼ PLEASE DETACH PROXY CARD HERE ▼
PROXY FOR HOLDERS OF COMMON STOCK
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y
The undersigned hereby appoints Scott J. Seymour and Kathleen E. Redd, and each of them, his or her proxy, with the power of substitution, to vote all shares of Common Stock of GenCorp which the undersigned is entitled to vote at the annual meeting of shareholders to be held at Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York on March 24, 2010 at 9:00 a.m. Eastern time, and at any adjournments or postponements thereof, and appoints the proxyholders to vote as directed below and in accordance with their sole judgment on matters incident to the conduct of the meeting and on such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL OF THE BOARD’S NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2 THROUGH 4, AND IN ACCORDANCE WITH THE PROXYHOLDERS’ SOLE JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

(Continued and to Be Signed On Reverse Side.)
PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY.

YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of GenCorp Inc.
common stock for the upcoming Annual Meeting of Shareholders.
PLEASE REVIEW THE PROXY STATEMENT
AND VOTE TODAY IN ONE OF THREE WAYS:
1.	Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-814-2810, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1341. Please follow the simple instructions.
OR
2.	Vote on the Internet—Access https://www.proxyvotenow.com/gen and follow the simple instructions. Please note, you must type an “s” after http.

You may vote by telephone or on the Internet 24 hours a day 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.
OR
3.	Vote by Mail—If you do not wish to vote by telephone or on the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: [ ]
▼ PLEASE DETACH PROXY CARD HERE ▼
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 4.

1.	Election of directors	FOR ALL	WITHHOLD FOR ALL	EXCEPTIONS*	3.	To approve an amendment to the GenCorp 2009 Equity and Performance Incentive Plan to increase the number of shares authorized and reserved for issuance thereunder by 1,000,000 shares.	FOR	AGAINST	ABSTAIN
	01 — Thomas A, Corcoran	☐	☐	☐			☐	☐	☐
02 — James R. Henderson
03 — Warren G. Lichtenstein
04 — David A. Lorber
	05 — James H. Perry				4.	Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.	FOR	AGAINST	ABSTAIN
	06 — Scott J. Seymour						☐	☐	☐
07 — Martin Turchin
08 — Robert C. Woods

2.	To amend the Company’s	FOR	AGAINST	ABSTAIN		To change your address, please mark this box and note changes to the left.			☐
	Amended Articles of Incorporation to restrict certain transfers of the Company’s common stock to preserve the value of certain tax assets associated with net loss carryforwards under section 382 of the Internal Revenue Code.	☐	☐	☐
						I plan to attend the meeting.			☐

* INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.						Date , 2010 Signature
Exceptions						Signature (if jointly held)

Title

NOTE: Please sign your name exactly as it appears on this Proxy. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
PLEASE SIGN, DATE AND RETURN THE PROXY CARD TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.